Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

MOUNTAIN CREST ACQUISITION CORP. II,

MCAD MERGER SUB Inc.,

and

Better Therapeutics, Inc.

Dated as of April 6, 2021

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EXHIBITS

Exhibit A	Form of Parent Support Agreement
Exhibit B	Form of Company Support Agreement
Exhibit C	Form of Certificate of Merger
Exhibit D	Form of Lock-up Agreement
Exhibit E	Form of Amended and Restated Certificate of Incorporation of Parent
Exhibit F	Form of Second Amended and Restated Bylaws of Parent
Exhibit G	Form of Registration Rights Agreement

SCHEDULES

Disclosure Schedules

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 6, 2021, is entered into by and among Mountain Crest Acquisition Corp. II, a Delaware corporation, (“Parent”), MCAD Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Better Therapeutics, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are sometimes referred to herein as a “Party” or collectively as the “Parties”. Certain terms used in this Agreement are used as defined in Section 10.13.

RECITALS:

WHEREAS, Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, it is intended, for U.S. federal income Tax purposes, that the Merger will be treated as qualifying as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). By executing this Agreement, the Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3, and intend to file the statement required by Treasury Regulations Section 1.368-3(a);

WHEREAS, it is anticipated that, immediately prior to the consummation of the Merger, all shares of Company Preferred Stock will be converted into shares of Company Common Stock (as defined below);

WHEREAS, it is anticipated that, immediately prior to the consummation of the Merger, all Company SAFEs (as defined below) will be converted into shares of Company Common Stock;

WHEREAS, upon consummation of the Merger, Merger Sub will cease to exist, the Company will become a wholly owned subsidiary of Parent and the then-outstanding (i) shares of the Company’s common stock, par value $0.0001 per share, including the Company Restricted Stock (the “Company Common Stock”), and (ii) Company Options will be converted into the right to receive the consideration described in this Agreement;

WHEREAS, in connection with the Transactions, Parent has entered into (or will enter into prior to the Closing) subscription agreements (each, as amended or modified from time to time, a “Subscription Agreement”), with the Parent Investors providing for investments in Parent of Parent Common Stock in a private placement in an amount of at least $50,000,000 (the “PIPE Financing”);

WHEREAS, the Board of Directors of the Company has determined that this Agreement, the Merger and the Transactions are fair and advisable to, and in the best interests of the Company and the Stockholders;

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WHEREAS, the Board of Directors of the Parent has determined that this Agreement, the Merger and the Transactions are fair and advisable to, and in the best interests of Parent and its stockholders;

WHEREAS, the Board of Directors of the Parent has approved the Merger and adopted this Agreement as the sole stockholder of Merger Sub and has determined to recommend that the stockholders of the Parent adopt, authorize and approve this Agreement, the Merger and the Transactions;

WHEREAS, in conjunction with, inter alia, obtaining approval from the stockholders of Parent for the Merger and the Transactions, Parent shall provide an opportunity to its Parent Public Stockholders who purchased Parent Units in the IPO to have their shares redeemed for the consideration, on the terms and subject to the conditions and limitations, set forth in the Prospectus and the Certificate of Incorporation of Parent; and

WHEREAS, Mountain Crest Capital LLC (“Sponsor”), Suying Liu, Dong Liu and the directors of Parent, in their capacities as stockholders of Parent, have entered into that certain support agreement in the form attached hereto as Exhibit A (the “Parent Support Agreement”), pursuant to which such stockholders of Parent agreed to, among other things, vote in favor of the Transactions and each of the Parent Proposals; and

WHEREAS, the Company and certain stockholders of the Company have each entered into that certain support agreement in the form attached hereto as Exhibit B (the “Company Support Agreement” and, together with the Parent Support Agreement, the “Support Agreements”), pursuant to which such stockholders of the Company agreed to, among other things, vote in favor of each of the Transactions and the Merger.

NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and (c) the Surviving Corporation shall become a wholly-owned Subsidiary of Parent.

Section 1.2. Closing. The closing of the Merger (the “Closing”) shall take place as promptly as practicable, but in no event later than the third (3rd) Business Day following the satisfaction or waiver (to the extent permitted by applicable Law and the Organizational Documents of Parent) of the conditions set forth in ARTICLE VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time), unless another time or date, or both, are agreed in writing by the Company and Parent. The date on which the Closing is held is herein referred to as the “Closing Date”. The Closing will take place remotely via exchange of documents and signature pages via electronic transmission.

Section 1.3. Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall file a certificate of merger in the form attached hereto as Exhibit C with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the Parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

Section 1.4. Effects of the Merger. The Merger shall have the effects set forth herein and in the DGCL.

Section 1.5. Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) From and after the Effective Time and until further amended in accordance with applicable Law, the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; provided, that such Certificate of Incorporation shall be amended to reflect that the name of the Surviving Corporation shall be “Better Therapeutics OpCo, Inc.”.

(b) From and after the Effective Time and until further amended in accordance with applicable Law, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation.

Section 1.6. Post-Closing Board of Directors and Officers.

(a) Immediately after the Closing, the Parent’s board of directors after the Closing (the “Post-Closing Board of Directors”) will consist of seven (7) directors: three (3) of whom shall be David Perry, Kevin Appelbaum and Richard Carmona; three (3) of whom shall be designated by the Company and shall qualify as independent directors under the Securities Act and the Nasdaq rules; and one (1) of whom shall be designated by Parent and shall be Suying Liu. At least a majority of the Post-Closing Board of Directors shall qualify as independent directors under the Securities Act and the Nasdaq rules; provided that for purposes of complying with such independence rules, Mr. Liu shall not be treated as an independent director unless explicitly agreed to between Mr. Liu and the Company . If, at or after the Effective Time, a vacancy shall exist on the Post-Closing Board of Directors, such vacancy shall be filled in the manner provided in the Parent Organizational Documents and applicable Law. In accordance with the Organizational Documents of Parent as in effect as of the Closing, the Parties acknowledge and agree that the Post-Closing Board of Directors will be a classified board with three classes of directors in the manner set forth on Schedule 1.6(a).

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(b) Parent shall take all action necessary, including causing the executive officers of Parent to resign, so that the individuals serving as executive officers of Parent immediately after the Closing will be the same individuals (in the same offices) as those of the Company immediately prior to the Closing.

(c) Prior to the Closing, the Parent’s board of directors shall review the Second Amended and Restated Bylaws of Parent in the form set forth in Exhibit F (the “Parent Amended and Restated Bylaws”), and thereafter shall adopt the Parent Amended and Restated Bylaws, with effect from the Closing.

Section 1.7. Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and the officers of the Surviving Corporation shall be those persons set forth on Schedule 1.7 (or such other Persons as designated by the Company prior to the Closing). The directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Surviving Corporation’s Organizational Documents and applicable Law.

Section 1.8. Pre-Closing Conversions.

(a) Preferred Stock. The Company shall take all actions necessary to cause each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be automatically converted immediately prior to the Effective Time into a number of shares of Company Common Stock at the then-effective conversion rate as calculated pursuant to and in accordance with the Company’s Organizational Documents (the “Company Preferred Stock Conversion”). All of the shares of Company Preferred Stock converted into shares of Company Common Stock shall be canceled, shall no longer be outstanding and shall cease to exist and no payment or distribution shall be made with respect thereto, and each holder of shares of Company Preferred Stock shall thereafter cease to have any rights with respect to such securities.

(b) Company SAFEs. The Company shall take all actions necessary to cause each Company SAFE that is outstanding immediately prior to the Effective Time to be automatically converted immediately prior to the Effective Time into a number of shares of Company Common Stock pursuant to the terms of such Company SAFEs (the “Company SAFE Conversion”). All of the Company SAFEs so converted into shares of Company Common Stock shall be canceled, shall no longer be outstanding and shall cease to exist and no payment or distribution shall be made with respect thereto, and each holder of Company SAFEs shall thereafter cease to have any rights with respect to such Company SAFEs.

Section 1.9. No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company.

Section 1.10. Rights Not Transferable. The rights of the Stockholders as of immediately prior to the Effective Time are personal to each such holder and shall not be assignable or otherwise transferable for any reason (except (a) (i) in the case of an entity, by operation of Law or (ii) in the case of a natural person, by will or the Laws of descent and distribution). Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

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Section 1.11. Taking of Necessary Action; Further Action. Parent, Merger Sub and the Company, respectively, shall each use its respective best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the DGCL at the time specified in Section 1.3. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the constituent corporations, the officers of Parent and the Surviving Corporation are fully authorized in the name of each constituent corporation or otherwise to take, and shall take, all such lawful and necessary action.

Section 1.12. Section 368 Reorganization. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (i) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization. If, in connection with the preparation and filing of the Parent SEC Documents, the Additional Parent SEC Documents, the Form S-4/Proxy Statement or any other filings to be made by Parent required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws (each individually, a “Securities Filing”) or the SEC’s review thereof, the SEC requests or requires that a tax opinion (or tax opinions) with respect to the U.S. federal income tax consequences of the Merger be prepared and submitted in such connection (each, a “Tax Opinion”), (i) the Company shall use its reasonable best efforts to deliver to Goodwin Procter LLP (“Goodwin”) (or another nationally recognized tax or accounting firm in the United States reasonably acceptable to the Parties), in connection with any Tax Opinion rendered by Goodwin (or such other nationally recognized tax or accounting firm), customary Tax representation letters in a mutually agreeable form, dated and executed as of the date such relevant filing shall have been declared effective by the SEC and such other date(s) as determined to be reasonably necessary by Goodwin (or such other nationally recognized tax or accounting firm) in connection with the preparation and filing of such Securities Filing, (ii) Parent shall use its reasonable best efforts to deliver to Loeb & Loeb LLP (“Loeb”) (or another nationally recognized tax or accounting firm in the United States reasonably acceptable to the Parties), in connection with any Tax Opinion rendered by Loeb (or such other nationally recognized tax or accounting firm), customary Tax representation letters in a mutually agreeable form, dated and executed as of the date such relevant filing shall have been declared effective by the SEC and such other date(s) as determined to be reasonably necessary by Loeb (or such other nationally recognized tax or accounting firm) in connection with the preparation and filing of such Securities Filing and (iii) each of the Company and Parent shall use their respective reasonable best efforts to cause Goodwin (or such other nationally recognized tax or accounting firm) and Loeb (or such other nationally recognized tax or accounting firm), as applicable, to furnish the Tax Opinions, subject to customary assumptions and limitations.

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Section 1.13. Withholding. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law, provided, however, that in the event that Parent or the Surviving Corporation, as applicable, determines that it must deduct or withhold any such amounts (except in the case of any compensatory payments made to employees subject to wage withholding), Parent or the Surviving Corporation, as applicable, shall provide at least five Business Days’ prior written notice thereof to the Company, including a reasonably detailed explanation therefor, and shall reasonably cooperate with the Company in responding to any requests for information or clarification made by the Company in respect thereof. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authorities, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 1.14. Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive a portion of the aggregate Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the aggregate Merger Consideration in accordance with Section 2.1 without interest thereon, upon transfer of such shares. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand. Except with the prior written consent of Parent (which consent shall not be unreasonably conditioned, withheld, delayed or denied), the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.

ARTICLE II

MERGER CONSIDERATION

Section 2.1. Conversion of Company Common Stock.

(a) Two Business Days prior to the anticipated Closing Date (by 8:00 PM Eastern Time), the Company shall deliver to Parent a schedule setting forth each Stockholder (assuming the consummation of the Company SAFE Conversion), and such Stockholder’s respective percentage of the Merger Consideration (the “Equityholder Allocation Schedule”) determined pursuant to this Article II. If there is any change to the Equityholder Allocation Schedule between the time of such delivery and the Closing, the Company shall promptly deliver an updated Equityholder Allocation Schedule to Parent.

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(b) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub or the Company, each Stockholder’s shares of the Company Common Stock (other than Company Restricted Common Stock) issued and outstanding immediately prior to the Effective Time (and after giving effect to the Company SAFE Conversion) shall be canceled and automatically converted into such Stockholder’s right to receive, without interest, the number of shares of Parent Common Stock equal to the product of (i) the number of shares of Company Common Stock (other than Company Restricted Common Stock) held by such Stockholder and (ii) the “Exchange Ratio” determined by dividing (x) the Merger Consideration (after giving effect to Section 2.2) by (y) the sum of the issued and outstanding number of shares of Company Common Stock as of the Closing.

(c) Schedule 2.1 sets forth a non-binding example of the Equityholder Allocation Schedule assuming the inputs set forth therein.

Section 2.2. Net Debt Adjustment. Two Business Days prior to the anticipated Closing Date (the date of such calculation, the “Net Debt Calculation Date”), the Company shall deliver to Parent the calculation of Net Debt (by 8:00 PM Eastern Time). The Merger Consideration shall be adjusted as follows to account for the Net Debt: (a) if Net Debt is greater than $0.00 (the “Net Debt Target”), then the Merger Consideration shall be reduced at a rate of one share of Parent Common Stock for each $10.00 increment that the Net Debt is greater than the Net Debt Target; (b) if Net Debt is less than the Net Debt Target, then the Merger Consideration shall be increased at a rate of one share of Parent Common Stock for each $10.00 increment that the Net Debt is less than the Net Debt Target; or (c) if Net Debt equals the Net Debt Target, then no adjustment will be made to the Merger Consideration. Any adjustment to the Merger Consideration pursuant to this Section 2.2 shall be in whole shares of Parent Common Stock and no adjustment shall be made for any divergence that is in an increment of $10.00 or less.

Section 2.3. Effect on Capital Stock of the Company. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub or the Company, any shares of Company Common Stock then held by the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

Section 2.4. Effect on Company Options and Company Restricted Stock.

(a) At the Effective Time, by virtue of the Merger, each Company Option (whether vested or unvested) that is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Parent and automatically converted into an option to purchase shares of Parent Common Stock (each an “Assumed Option”). The number of shares of Parent Common Stock (rounded down to the nearest whole share) that are subject to each Assumed Option shall be equal to the product of (i) the number of shares of Company Common Stock subject to the Company Option and (ii) the Exchange Ratio, and the exercise price per share of the Assumed Option (rounded up to the nearest whole cent) shall be equal to the quotient obtained by dividing (A) the exercise price per share of the Company Option by (B) the Exchange Ratio. Each Assumed Option will continue to be subject to the terms and conditions set forth in the Company Stock Plan and its applicable grant agreement (except any references therein to the Company or shares of Company Common Stock will instead mean the Parent and shares of Parent Common Stock, respectively). Parent shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any Assumed Options remain outstanding, a sufficient number of shares of Parent Common Stock for delivery upon the exercise of such Assumed Options. The assumption of Company Options pursuant to this Section 2.4(a) shall be effected in a manner intended to satisfy the requirements of Sections 409A and 424(a) of the Code and the Treasury Regulations promulgated thereunder.

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(b) At the Effective Time, by virtue of the Merger, each award of Company Restricted Stock that is outstanding immediately prior to the Effective Time shall be assumed by Parent and automatically converted into an award of restricted Parent Common Stock with the number of shares of Parent Common Stock equal to the product of (i) the number of shares of Company Restricted Stock and (ii) the Exchange Ratio (the “Assumed Restricted Stock Award”). Each Assumed Restricted Stock Award will continue to be subject to the terms and conditions set forth in the applicable Restricted Stock Agreement (except any references therein to the Company or shares of Company Common Stock will instead mean the Parent and shares of Parent Common Stock, respectively). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon issuance of such Assumed Restricted Stock Award.

Section 2.5. Capital Stock of Merger Sub. Each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of Parent, be converted into and become one share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub common stock will, as of the Effective Time, evidence ownership of such share of common stock of the Surviving Corporation.

Section 2.6. Issuance of the Merger Consideration.

(a) No Issuance of Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock will be issued pursuant to the Merger, and instead any such fractional share that would otherwise be issued will be rounded to the nearest whole share, with a Stockholder’s portion of the Merger Consideration that would result in a fractional share of 0.50 or greater rounding up and a Stockholder’s portion of the Merger Consideration that would result in a fractional share of less than 0.50 rounding down.

(b) Exchange Fund. On the Closing Date, Parent shall deposit, or shall cause to be deposited, with Continental Stock Transfer & Trust Company (“Continental”) for the benefit of the Stockholders, for exchange in accordance with this ARTICLE II, the number of shares of Parent Common Stock sufficient to deliver the aggregate Merger Consideration payable pursuant to this Agreement (such shares of Parent Common Stock, the “Exchange Fund”). Parent shall cause Continental, pursuant to irrevocable instructions, to pay the Merger Consideration out of the Exchange Fund in accordance with the Equityholder Allocation Schedule and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

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(c) Exchange Procedures. As soon as practicable following the Effective Time, and in any event within two Business Days following the Effective Time (but in no event prior to the Effective Time), Parent shall cause Continental to deliver to each Stockholder, as of immediately prior to the Effective Time, represented by certificate or book-entry, a letter of transmittal and instructions for use in exchanging such Stockholder’s shares of Company Common Stock for such Stockholder’s applicable portion of the Merger Consideration from the Exchange Fund (a “Letter of Transmittal”), and promptly following receipt of a Stockholder’s properly executed Letter of Transmittal, deliver such Stockholder’s applicable portion of the Merger Consideration to such Stockholder.

(d) Adjustments. The Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Parent Common Stock occurring prior to the date the Merger Consideration is issued.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund relating to the Merger Consideration that remains undistributed to the Stockholders for one year after the Effective Time shall be delivered to Parent, upon demand, and any Stockholders who have not theretofore complied with this Section 2.6 shall thereafter look only to Parent for their portion of the Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by Stockholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

Section 2.7. No Liability. The Parties agree that Parent shall be entitled to rely conclusively on information set forth in the Equityholder Allocation Schedule and any amounts delivered by Parent to an applicable Stockholder in accordance with the Equityholder Allocation Schedule shall be deemed for all purposes to have been delivered to the applicable Stockholder in full satisfaction of the obligations of Parent under this Agreement and Parent shall not be responsible or liable for the calculations or the determinations regarding such calculations set forth therein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in Disclosure Schedule (which qualifies (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), the Company represents and warrants to Parent as hereafter set forth in this ARTICLE III, that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date):

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Section 3.1. Organization, Qualification and Standing.

(a) The Company is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, has all requisite power and authority to own, lease and operate its Assets and to conduct its business as presently conducted, and is duly registered, qualified and authorized to transact business and in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The Organizational Documents of the Company, true, complete and correct copies of which have been made available to Parent, are in full force and effect. The Company is not in violation of its Organizational Documents.

(b) The Company does not currently own or control any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.

Section 3.2. Authority; Enforceability. The Company’s board of directors has declared the Merger, this Agreement and the Transactions contemplated herein advisable. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document and to consummate the Transactions, other than the Company Stockholder Approval. The execution and delivery of this Agreement, the other Transaction Documents to which the Company is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, other than the Company Stockholder Approval. This Agreement has been, and the other Transaction Documents to which the Company is a party will be, duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by Parent and Merger Sub, constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Law affecting creditors’ rights generally and, as to enforceability, subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law). The (i) affirmative vote of (A) holders of a majority of the Company’s capital stock, (B) holders of a majority of the Company Common Stock, and (C) holders of a majority of the Company Preferred Stock (collectively, the “Requisite Company Vote”) having voting power present in person or represented by proxy at a meeting of the Company’s stockholders at which a quorum is present or (ii) written consent of the Requisite Company Vote, is the only vote or consent of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement and approve the Transactions (the “Company Stockholder Approval”).

Section 3.3. Consents; Required Approvals. Assuming the truth and accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.7, no notices to, filings with, or authorizations, consents or approvals from any Governmental Authority are necessary for the execution, delivery or performance by the Company of this Agreement, each other Transaction Document or the consummation by the Company of the Transactions, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Material Adverse Effect.

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Section 3.4. Non-contravention. Except as set forth in Schedule 3.4, the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party by the Company and the consummation of the Merger and compliance with the provisions hereof and thereof do not and will not with or without notice or lapse of time or both (a) violate any Law or Order to which the Company or any of the Company’s Assets are subject, (b) violate any provision of the Organizational Documents of the Company, or any Affiliate thereof (subject to obtaining the Company Stockholder Approval), (c) violate, conflict with, result in a breach of, constitute (or with due notice or lapse of time or both would become) a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, require any notice under, or otherwise give rise to any Liability under, any Contract, or (d) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the properties or Assets of the Company, except, in the case of each of clauses (a), (c), and (d), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.5. Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of (x) 14,000,000 shares of Company Common Stock, of which 5,697,314 shares are issued and outstanding as of the date of this Agreement, and (y) 6,066,474 shares of Company Preferred Stock (of which (i) 1,066,667 shares are designated Series Seed Preferred Stock, par value $0.0001 per share, all of which are issued and outstanding as of the date of this Agreement (the “Series Seed Preferred Stock”), and (ii) 4,999,807 shares are designated Series A Preferred Stock, par value $0.0001 per share, all of which are issued and outstanding as of the date of this Agreement (the “Series A Preferred Stock”), and there are no other authorized equity interests of the Company that are issued and outstanding. As of the date of this Agreement, all outstanding shares of the Company Common Stock and Company Preferred Stock are owned of record by the Persons set forth on Schedule 3.5(a) in the amounts set forth opposite their respective names. Schedule 3.5(a) sets forth for each outstanding Company Option, the name of the Person holding such Company Option and the number of shares of Company Common Stock issuable upon the exercise of such Company Option, and whether such Company Option is subject to acceleration as a result of the Transactions. All of the outstanding shares of Company Common Stock and Company Preferred Stock are validly issued and outstanding, fully paid and nonassessable with no personal Liability attaching to the ownership thereof.

(b) As of the date hereof, there are (other than the Company Options, Company Restricted Stock and Company SAFEs set forth in Schedule 3.5(a)), and immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any of its shares or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, (iii) treasury shares of capital stock of the Company, (iv) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company pursuant to any provision of Law, the Company’s Organizational Documents or any Contract to which the Company is a party, or (vi) Lien (other than a Permitted Lien) with respect to the sale or voting of shares or securities of the Company (whether outstanding or issuable).

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(c) With respect to the Company Options that were issued and remain outstanding as of the date of this Agreement, (i) each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company board of directors, or a committee thereof and (ii) each Company Option was granted in compliance in all material respects with all applicable Laws and the terms and conditions of the Company Stock Plan. Except as described on Schedule 3.5(c) or as set forth in a Benefit Arrangement, no employee or other Person has an offer letter or other Contract or Benefit Arrangement that contemplates a grant of, or right to purchase or receive: (A) options, restricted stock unit awards or other equity awards with respect to the equity of the Company or (B) other securities of the Company, that in each case, have not been issued or granted as of the date of this Agreement. The treatment of Company Options under this Agreement, complies in all respects with applicable Law and with the terms and conditions of the Company Stock Plan and the applicable Company Option award agreements.

(d) Upon the consummation of the Merger, Parent will own all of the issued and outstanding capital stock and equity securities of the Company free and clear of all Liens (other than Permitted Liens).

Section 3.6. Bankruptcy. The Company is not involved in any Proceeding by or against it as a debtor before any Governmental Authority under the United States Bankruptcy Code or any other insolvency or debtors’ relief act or Law or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official for any part of the Assets of the Company. The Company is not, and after giving effect to the consummation of the Transactions, will not be “insolvent” within the meaning of Section 101(32) of title 11 of the United States Code or any applicable state fraudulent conveyance or transfer Law.

Section 3.7. Financial Statements. Attached hereto as Schedule 3.7 are true, complete and correct copies of, the audited balance sheets of the Company, and the related statements of operations, changes in stockholders’ equity and cash flows, for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020 including the notes thereto (collectively, the “Company Financial Statements”). The Company Financial Statements have been prepared on an accrual basis in conformity with U.S. GAAP (“GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto) but have not been prepared in accordance with the requirements of the Public Company Accounting Oversight Board (the “PCAOB”) for public companies. The Company Financial Statements are complete and accurate in all material respects and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein, subject, in the case of the Company Financial Statements, to normal and year-end adjustments as permitted by GAAP. Except as otherwise noted therein, the Company Financial Statements (i) were prepared from the Books and Records of the Company; (ii) contain and reflect all necessary adjustments and accruals for a fair presentation in all material respects of the Company’s financial condition as of their dates; and (iii) contain and reflect adequate provisions for all material liabilities applicable to the Company with respect to the periods then ended. The Company has delivered to Parent true, complete and correct copies of all “management letters” received by it from its accountants and all responses by lawyers engaged by the Company to inquiries from its accountant or any predecessor accountants since January 1, 2019. Since December 31, 2020 (the “Balance Sheet Date”), except as required by applicable Law or GAAP, there has been no material change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

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Section 3.8. Liabilities.

(a) Except (i) as set forth in the Company Financial Statements, (ii) for Liabilities incurred since the Balance Sheet Date in the Ordinary Course that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) as set forth in Schedule 3.8(a), (iv) Liabilities under Contracts that relate to obligations that have not yet been performed, and are not yet required to be performed, or (v) for Liabilities incurred in connection with the Transactions, the Company has no Liabilities of a nature required to be reflected on a balance sheet of the Company prepared in accordance with GAAP.

(b) Except for Indebtedness as set forth in Schedule 3.8(b), as of the date hereof, the Company does not have any Indebtedness and has not guaranteed any other Person’s Indebtedness.

Section 3.9. Internal Accounting Controls. The Company have established a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations in all material respects; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with the Company’s historical practices and to maintain asset accountability in all material respects; (c) access to material assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.10. Absence of Certain Developments. Between the Balance Sheet Date and the date hereof, the Company has not taken any action that, if such action were taken between the Balance Sheet Date and the date hereof, would have required Parent consent pursuant to Section 5.1. The Company has not received any grant or other financial support, financial benefits or relief from any Governmental Authority, including pursuant to any COVID-19 Law programs or under any COVID-19 Law.

Section 3.11. Accounts Receivable. All notes and accounts receivable of the Company reflected on the its Financial Statements are current and collectible in amounts not less than the aggregate amount thereof (net of reserves that are established in accordance with GAAP applied consistently with prior practice) carried (or to be carried) on the books of the Company and represent bona fide transactions that arose in the Ordinary Course and are properly reflected on the Company’s books and records. As of the date of this Agreement, except as set forth on Schedule 3.11, none of such notes or accounts receivable that relate to a Material Partner are (i) past due more than ninety (90) days and there is no contest, claim, defense or right of setoff with any account debtor of an accounts receivable relating to the amount or validity of such accounts receivable, and to the Knowledge of the Company, all such notes or accounts receivable that relate to a Material Partner (net of reserves that are established in accordance with GAAP applied consistently with prior practice) are collectable in the Ordinary Course and (ii) to the Knowledge of the Company, no request for or an agreement for deduction or discount has been made with respect to such accounts receivable that relate to a Material Partner.

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Section 3.12. Compliance with Law.

(a) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company has not been since January 1, 2018 in, and does not have any Liability in respect of any, violation of, and no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would constitute or result in a violation by the Company of, or failure on the part of the Company to comply with, or any Liability suffered or incurred by the Company in respect of any violation of or material noncompliance with, any Laws and Orders or policies by Governmental Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its Assets, and no Proceeding is pending, or to the Knowledge of the Company, threatened, alleging any such violation or noncompliance.

(b) The Company has all Permits necessary for the conduct of its business as presently conducted, and, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Permits is in full force and effect; (ii) the Company is in compliance with the terms, provisions and conditions thereof; (iii) there are no outstanding violations, notices of noncompliance, Orders or Proceedings adversely affecting any of the Permits; and (iv) no condition (including the execution of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the Transactions) exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would reasonably be expected to result in the suspension or revocation of any of the Permits other than by expiration of the term set forth therein..

Section 3.13. Title to Properties.

(a) There is no real property owned by the Company. The Company does not lease, sublease, license or otherwise use or occupies any real property as a lessee, sublessee, licensee or occupant thereof.

(b) The Company owns good, valid and marketable title, free and clear of all Liens (other than Permitted Liens), to all of its material Assets which are tangible in nature. The Company owns, leases under valid leases or has use of and/or valid access under valid agreements to all material computer equipment and other tangible Assets necessary for the conduct of its business as presently conducted, and all such facilities, machinery and equipment are in good working condition and repair and generally are adequate and suitable in all material respects for their present use, Ordinary Course wear and tear excepted.

Section 3.14. International Trade Matters; Anti-Bribery Compliance.

(a) The Company currently is and, for the past five years has been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Governmental Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(b) Neither the Company, nor any director or officer, nor, to the Knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by a Governmental Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Governmental Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; or (iv) an officer or employee of any Governmental Authority or public international organization, or officer of a political party or candidate for political office. Neither the Company, nor any director or officer, nor, to the Knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(c) The Company, has not received written notice of, nor, to the Knowledge of the Company, any of its officers, employees, agents or third-party representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

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Section 3.15. Tax Matters.

(a) The Company has filed (taking into account all applicable extensions) when due all material Tax Returns required by applicable Law to be filed with respect to the Company, and all material Taxes (whether or not shown on any Tax Returns) of the Company have been paid, and all such Tax Returns were true, complete and correct in all material respects as of the time of such filing.

(b) There is no material Proceeding, audit or claim now pending against, or with respect to, the Company in respect of any Tax, nor is any material Proceeding for additional Tax being asserted in writing by any Governmental Authority that has not been resolved or settled in full.

(c) No written claim has been made by any Governmental Authority in a jurisdiction where the Company has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction.

(d) The Company is not a party to any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar agreement (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes).

(e) Except as set forth in Schedule 3.15(e), the Company has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(f) The Company has complied in all material respects with all requirements and procedures of any applicable transfer pricing Laws.

(g) There is no outstanding request for any extension of time within which to pay any material Taxes or file any material Tax Returns (other than extensions requested in the Ordinary Course), there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Taxes of the Company that will remain outstanding as of the Closing Date, and no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company.

(h) The Company has not distributed the stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(i) There are no Liens for Taxes upon any Assets of the Company other than Permitted Liens.

(j) The Company has not been a party to or bound by any closing agreement, private letter rulings, technical advice memoranda, offer in compromise, or any other similar agreement with any Governmental Authority in respect of which the Company could have any material Tax Liability after the Closing.

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(k) The Company (i) has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company) or other comparable group for state, local or foreign Tax purposes and (ii)is not Liability for the Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise.

(l) The Company has not participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b).

(m) Except as set forth on Schedule 3.15(m), the Company is not or may not be subject to Tax in any country other than the country of incorporation of the Company by virtue of having a permanent establishment in that country.

(n) The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of any: (i) use of an improper or change in method of accounting for a Tax period ending prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed prior to the Closing; or (iii) installment sale or open transaction disposition made prior to the Closing.

(o) The Company is not required to include in income any amounts determined pursuant to Section 965 of the Code, or to make any deferred payments with respect thereto including pursuant to Section 965(h) of the Code.

(p) Except as set forth on Section 3.14(p), the Company has not claimed any Tax credit or deferral pursuant to a COVID-19 Law.

(q) The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the Closing Date.

Section 3.16. Intellectual Property.

(a) Schedule 3.16(a) sets forth a true, accurate and complete list of all (i) issued patents and pending patent applications, (ii) trademark registrations and pending trademark applications, (iii) registered copyrights and pending copyright applications, (iv) internet domain name registrations, (v) material unregistered trademarks, and (vi) material proprietary software Intellectual Property; in each case that are owned by the Company (collectively, the “Scheduled Intellectual Property”). All of the registrations, applications, and issuances within the Scheduled Intellectual Property is subsisting, in full force and effect, and has not been cancelled, expired, abandoned, or otherwise terminated, and payment of all renewal and maintenance fees due in respect thereto, and all filings related thereto, have been duly made, except in each case with respect to such registrations, applications and issuances that the Company has permitted to expire or has cancelled, abandoned or terminated in its reasonable business judgment. To the Knowledge of the Company, all such registrations and issuances within the Scheduled Intellectual Property are valid. Immediately after the Closing, the Company will continue to have the right to exploit all Owned Intellectual Property and Licensed Intellectual Property on substantially similar terms and conditions as the Company enjoyed immediately prior to Closing. Except as set forth in Schedule 3.16(a), there are no annuities, payments, fees, responses to office actions or other filings required to be made and having a due date with respect to any Owned Intellectual Property within ninety (90) days after the date of this Agreement.

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(b) The Company exclusively owns all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens, other than Permitted Liens. Except as set forth on Schedule 3.16(b), (i) no Owned Intellectual Property is or has been, in the six (6) year period immediately prior to the date of this Agreement, the subject of any opposition, cancellation, or similar Proceeding before any Governmental Authority other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, and copyright prosecution Proceedings), and to the Knowledge of the Company, no such Proceeding is or has been threatened in writing, (ii) the Company is not subject to any injunction or other specific judicial, administrative, or other Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any Owned Intellectual Property, and (iii) the Company is or has been, in the six (6) year period immediately prior to the date of this Agreement, subject to any current Proceeding that the Company reasonably expects would materially and adversely affect the validity, use or enforceability of any Owned Intellectual Property other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, and copyright prosecution Proceedings), and to the Knowledge of the Company, no such Proceeding is or has been threatened in writing.

(c) To the Knowledge of the Company, the Company has valid, sufficient, subsisting and enforceable rights to use all Licensed Intellectual Property. The Company is in compliance with all material contractual obligations in a Contract set forth on Schedule 3.25(f) and all applicable Contracts involving Public Software. The consummation of the Transactions will not, by itself, directly and immediately materially impair any rights of the Company to any Owned Intellectual Property or Licensed Intellectual Property.

(d) To the Knowledge of the Company, the conduct of the business of the Company, as is currently conducted or conducted in the six (6) year period immediately preceding the date hereof, including any use of the Owned Intellectual Property as currently or previously used by the Company in the six (6) year period immediately preceding the date here, does not infringe, misappropriate, or violate any Intellectual Property or other proprietary right of any Person. Except as set forth in Schedule 3.16(d), there is no Proceeding pending or threatened in writing in which it is alleged that the Company is infringing, misappropriating, or violating the Intellectual Property of any Person.

(e) Schedule 3.16(e) sets forth a true, accurate, and complete list, as of the date of this Agreement, of pending Proceedings in which it is alleged that any Person is infringing, misappropriating or violating rights of the Company to Owned Intellectual Property or Licensed Intellectual Property exclusively licensed to Company. Except as would not have a Material Adverse Effect or except as set forth in Schedule 3.16(e), to the Knowledge of the Company, no Person is or was in the six (6) year period immediately preceding the date hereof infringing, violating or misappropriating the rights of the Company in or to any Owned Intellectual Property or Licensed Intellectual Property exclusively licensed to Company.

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(f) Each former and current officer and employee, contractor and other Person involved in the development or creation of any Intellectual Property on behalf of the Company has executed a written agreement with the Company (i) obligating such person to maintain the confidentiality of the Company’s confidential information both during and after the term of such Person’s employment or engagement; and (ii) assigning to the Company all right, title, and interest in and to such Intellectual Property. To the Knowledge of the Company, there has not been any breach by any such Persons to any such agreement. No Governmental Authority or academic institution has any right to, ownership of, or right or royalties for, any Owned Intellectual Property.

(g) The Company has taken commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in and to, non-public Owned Intellectual Property. To the Knowledge of the Company, no present or former officer, director, employee, agent, independent contractor, or consultant of the Company has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of responsibilities to the Company.

(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company has established and implemented, and is operating in material compliance with, policies, programs and procedures that are commercially reasonable and consistent with reasonable industry practices and include administrative, technical and physical safeguards, designed to protect the confidentiality and security of Sensitive Data in its possession, custody or control against unauthorized access, use, modification, disclosure or other misuse. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company maintains controls for all material information technology systems owned by the Company, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes (collectively, the “Computer Systems”) that are designed to protect the Computer Systems against attacks (including virus, worm and denial-of-service attacks), unauthorized activities or access of any employee, hackers or any other person, and to otherwise maintain and protect the integrity, operation and security of such Computer Systems and all information (including Sensitive Data) stored thereon or transmitted thereby against loss, unauthorized access or other misuse, including the implementation of commercially reasonable data backup, disaster avoidance and recovery procedures, business continuity procedures and encryption technology. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, for the past twenty-four (24) months, the Computer Systems have not suffered any material failures, breakdowns, continued substandard performance, unauthorized intrusions or use, or other adverse events affecting any such Computer Systems, and there have not been any unauthorized access or use of any information (including Sensitive Data) stored thereon or transmitted thereby that, in each case, have caused any substantial disruption of or interruption in or to the use of such Computer Systems. Except as would not have a Material Adverse Effect, the Company has remedied in all material respects any privacy or data security vulnerabilities identified in any privacy or data security audits of its businesses and classified as critical or high (or similar designation) (including third-party audits of the Computer Systems). The Computer Systems are, to the Knowledge of the Company, (i) sufficient in all material respects for the current operations of the Company and, all currently contemplated operations, and (ii) operate in material conformance with their documentation and without any material defect, unavailability, virus, malware or error.

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(i) The Company has implemented and maintains, and has used commercially reasonable efforts to ensure that all providers of information technology services to the Company that involve or relate to the collection, storage, processing or transmission of sensitive information, including Personal Data and Protected Health Information (the “IT Providers”), have implemented and maintain: (i) commercially reasonable administrative, technical, and physical safeguards designed to prevent the loss, alteration, or destruction of, or unauthorized access to or disclosure of, Personal Data and Protected Health Information and (ii) a security plan that is designed to (A) identify internal and external risks to the security of the confidential information included in Personal Data or Protected Health Information maintained by, or provided to, the Company; (B) implement, monitor and provide adequate and effective administrative, electronic (including technical safeguards, such as 128 bit encryption for all data at rest) and physical safeguards to control such risk; and (C) maintain notification procedures in compliance with applicable Laws in the case of any breach of security with respect to sensitive information, including Personal Data and Protected Health Information.

(j) To the Knowledge of the Company, since January 1, 2018, no IT Provider has experienced any breach of security or otherwise unauthorized use or access by or disclosure to third parties by any such IT Provider or its employees, consultants or contractors with respect to any Personal Data or Protected Health Information collected, obtained, or stored by or on behalf of the Company.

(k) The Company has in place and has previously had in place commercially reasonable policies (including a privacy policy), rules, and procedures (the “Privacy Policy”) regarding the Company’s collection, use, processing, disclosure, disposal, dissemination, storage and protection of customers’ Personal Data. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company has materially complied with the then applicable Privacy Policy. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not violate any such Privacy Policies and Company has provided Parent true, correct and complete copies of such Privacy Policies.

(l) Except as would not, individually or in the aggregate, have a Material Adverse Effect, no Proceedings are pending or have been threatened in writing against the Company relating to the collection, use, dissemination, storage and protection of Personal Data.

(m) Except as set forth in Schedule 3.16(m) none of the tangible embodiments of Owned Intellectual Property (including software) is currently or was in the past distributed or used by the Company with any Public Software in a manner that requires that any of the Owned Intellectual Property (in whole or in part) or tangible embodiments thereof be dedicated to the public domain, disclosed, distributed in source code form, made available at no charge, or reverse engineered. Schedule 3.16(m) further identifies the Public Software with which such tangible embodiments identified pursuant to the previous sentence were distributed or used, and the manner of such distribution or use, and how such Public Software was integrated or combined with or linked to any such tangible embodiments.

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(n) The Company is in actual possession and control of the source code of the software within the Owned Intellectual Property and all related documentation, specifications and know-how. Except as set forth on Schedule 3.16(n), no Person other than the Company and its employees and contractors (i) has a right to access or possess any source code of the software within the Owned Intellectual Property, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement and the consummation of the Transactions.

(o) Schedule 3.16(o): (i) identifies each standards-setting organization (including ETSI, 3GPP, 3GPP2, TIA, IEEE, IETF, and ITU-R), university or industry body, consortium, other multi-party special interest group and any other collaborative or other group in which the Company is currently participating, or has participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Governmental Authority, in all cases, to the extent related to any Intellectual Property (each a “Standards Body”); and (ii) sets forth a listing and description of the membership agreements and other Contracts, bylaws, policies, rules and similar materials relating to such Standards Bodies, to which Company is bound (collectively, “Standards Agreements”). True, complete and correct copies of all Standards Agreements have been delivered to Parent. The Company is not bound by, and have not agreed in writing to be bound by, any Contract (including any written licensing commitment), bylaw, policy, or rule of any Standards Body that requires or purports to require Company to contribute, disclose or license any Intellectual Property to such Standards Body or its other members, other than the Standards Agreements. The Company has not made any written Patent disclosures to any Standards Body. The Company is in material compliance with all Standards Agreements that relate to Intellectual Property. The Company is not engaged in any material dispute with any Standards Body with respect to any Intellectual Property or with any third Persons with respect to Company’s conduct with respect to any Standards Body.

Section 3.17. Insurance.

(a) Schedule 3.17 sets forth, as of the date hereof, a true, complete and correct list of all fidelity bonds, letters of credit, cash collateral, performance bonds and bid bonds issued to or in respect of the Company (collectively, the “Bonds”) and all policies of title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant’s insurance, workers’ compensation, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the properties, Assets, employees and/or operations of the Company (collectively, the “Policies”), including in each case the applicable coverage limits, deductibles and the policy expiration dates. All Policies and Bonds are of at least like character and amount as are carried by like businesses similarly situated, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

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(b) All such Policies and Bonds are in full force and effect and will not in any way be affected by or terminated or lapsed by reason of the consummation of the Transactions. The Company is not in default under any provisions of the Policies or Bonds, except as would not reasonably be expected to have a Material Adverse Effect, and there is no claim by the Company or any other person, corporation or firm pending under any of the Policies or Bonds as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies or Bonds; nor has the Company received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies or Bonds that insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be substantially increased (except to the extent that insurance rates or other fees may be increased for all similarly situated risks), that there will be a non-renewal, cancellation or increase in a deductible (or an increase in premiums in order to maintain an existing deductible) of any of the Policies or Bonds in effect as of the date hereof.

Section 3.18. Litigation. As of the date hereof, there is no Proceeding pending or, to the Knowledge of the Company, threatened by or against the Company or any of their predecessors or against any officer, director, or shareholder of the Company in their capacity as such or relating to their employment services or relationship with the Company, or any of their Affiliates, and the Company is not bound by any Order. As of the date hereof, the Company does not have any Proceeding pending against any Governmental Authority or other Person. To the Knowledge of the Company, there is no basis for any Material Partner to assert a claim against the Company based upon the Company entering into of this Agreement or the other Transaction Documents to which it is a party or the consummation of the Transactions.

Section 3.19. Bank Accounts; Powers of Attorney. Schedule 3.19 sets forth, as of the date hereof, a true, complete and correct list of each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company has an account or safe deposit box, including the names and identification of all Persons authorized to draw thereon or have access thereto.

Section 3.20. Material Partners. Schedule 3.20 sets forth the ten (10) largest customers of the Company by revenue and the ten (10) largest vendors (including, without limitation, suppliers and manufacturers) of the Company by expense, in each case for the 12-month period ended December 31, 2020 (each a “Material Partner”). No such Material Partner has terminated or adversely changed its relationship with the Company nor has the Company received written notification that any such Material Partner intends to terminate or materially and adversely change such relationship or that such Material Partner is not solvent. There are no currently pending or, to the Knowledge of the Company, threatened disputes between the Company and any of its Material Partners that (a) could reasonably be expected to materially and adversely affect the relationship between the Company and any Material Partner or (b) could reasonably be expected to materially and adversely affect the Company.

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Section 3.21. Labor Matters.

(a) Since January 1, 2018, the Company has complied in all material respects with all Laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, and the collection and payment of withholding and/or social security Taxes. Since January 1, 2018, the Company has met in all material respects all requirements required by Law or regulation relating to the employment of foreign citizens, including all requirements of Form I-9 Employment Verification, and the Company currently does not employ, and has never employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. Since January 1, 2018, to the Knowledge of the Company, the Company has complied in all material respects with all Laws that could require overtime to be paid to any current or former employee of the Company, and no employee has ever brought or, to the Knowledge of the Company, threatened to bring a claim for unpaid compensation or employee benefits, including overtime amounts.

(b) To the Knowledge of the Company, the Company is not delinquent in material payments to any of its current or former employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or in payments owed upon any termination of the employment of any such employees.

(c) There is no unfair labor practice complaint pending, or to the Knowledge of the Company, threatened against or involving the Company pending before the National Labor Relations Board or any other Governmental Authority.

(d) There is no labor strike, material dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against or involving the Company. Since January 1, 2018, the Company has not engaged in any location closing or employee layoff activities that would trigger notice or liability under the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

(e) No labor union represents any employees of the Company with regard to their employment with the Company. Since January 1, 2018, to the Knowledge of the Company, no labor union has taken any action with respect to organizing the employees of the Company regarding their employment with the Company. The Company is not a party to or bound by any collective bargaining or similar agreement or union contract.

(f) To the Knowledge of the Company, (i) no Key Employee or officer of the Company is a party to or is bound by any confidentiality agreement, non-competition agreement or other contract (with any Person) that would materially interfere with: (A) the performance by such officer or Key Employee of any of his or her duties or responsibilities as an officer or employee of the Company or (B) the Company’s business or operations; or (ii) no Key Employee or officer of the Company, or any group of officers of the Company, has given written notice of their intent to terminate their employment with the Company, nor does the Company have any intention to terminate the employment of any of the foregoing.

(g) Except as set forth on Schedule 3.21(g), the employment of each of the Key Employees is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All material sums due for employee compensation and benefits and all accrued and unused vacation time (if any and if applicable) owing to any employees of the Company have been duly and adequately reflected on the accounting records of the Company.

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(h) Since January 1, 2018, with regard to any individual who performs or performed services for the Company and who is not treated as an employee for Tax purposes by the Company, to the Knowledge of the Company, the Company has complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Benefit Arrangement purposes and, to the Knowledge of the Company, the Company does not have any Liability by reason of any individual who performs or performed services for the Company in any capacity, being improperly excluded from participating in any Benefit Arrangement. Since January 1, 2018, to the Knowledge of the Company, each of the employees of the Company has been properly classified by the Company as “exempt” or “non-exempt” under applicable Law except as would not be material and adverse to the Company.

(i) Except as set forth on Schedule 3.21(i), since January 1, 2018 the Company has not entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any director, officer or employee.

Section 3.22. Employee Benefits.

(a) Schedule 3.22(a) sets forth an accurate and complete list of all material “Benefit Arrangements.” For purposes of this Agreement, “Benefit Arrangements” means all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and any other plan providing for non-discretionary bonus, commission or incentive compensation, profit sharing, pension, severance, savings, deferred compensation, fringe benefit, insurance, welfare, post-retirement health or welfare benefit, health, life, stock option, stock purchase, restricted stock, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, executive compensation, payroll practices, retention, change in control, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company on behalf of any employee, officer, director, consultant or other service provider of the Company or under which the Company has any Liability.

(b) With respect to each Benefit Arrangement, the Company has made available to Parent or its counsel a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Benefit Arrangement and all amendments thereto, (ii) the most recent annual report and accompanying schedule; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or opinion letter received by the Company from the IRS regarding the tax-qualified status of such Benefit Arrangement and (vi) the most recent written results of all required compliance testing.

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(c) With respect to each Benefit Arrangement, (i) each Benefit Arrangement has been established, maintained and administered in all material respects in accordance with its express terms and with the requirements of ERISA, the Code and other applicable Law; (ii) there are no pending or, to the Knowledge of the Company, threatened actions, claims or lawsuits against or relating to the Benefit Arrangement or, to the Knowledge of the Company, against any fiduciary of the Benefit Arrangement with respect to the operation of such arrangements (other than routine benefits claims); (iii) each Benefit Arrangement intended to be qualified under Section 401(a) of the Code has received a favorable determination, or may rely upon a favorable opinion letter, from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter with respect to the operation of such Benefit Arrangement which could cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code; (iv) no such Benefit Arrangement is under audit or investigation by any Governmental Authority or regulatory authority; (v) all payments required to be made by the Company under any Benefit Arrangement, any contract, or by Law (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums or intercompany charges) since January 1, 2018 have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each of the Benefit Arrangement, applicable Law and GAAP, in each case, in all material respects; and (vi) to the Knowledge of the Company, there are no facts or circumstances that would be reasonably likely to subject the Company to any assessable payment under Section 4980H of the Code with respect to any period prior to the Closing Date.

(d) Since January 1, 2018, no Benefit Arrangement is, and none of the Company, any corporation, trade, business, or entity that would be deemed a “single employer” with the Company within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”), or any of their respective predecessors has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any Liability with respect to any plan subject to Section 412, 430 or 4971 of the Code, Section 302 or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), a “multiple employer plan” (as defined in Section 413 of the Code), a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA or Section 413(c) of the Code, or a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. Since January 1, 2018, no event has occurred and no condition exists that would subject the Company by reason of its affiliation with any current or former ERISA Affiliate to any material (i) Tax, penalty, fine, (ii) Lien or (iii) other Liability imposed by ERISA, the Code or other applicable Laws. None of the Benefit Arrangements provide retiree health or life insurance benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA, or any other applicable Law, or at the expense of the participant or the participant’s beneficiary.

(e) Except as specified in Schedule 3.22(e), neither the execution, delivery and performance of this Agreement or the other Transaction Documents to which the Company is a party nor the consummation of the Transactions will (either alone or in combination with another event) (i) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee, officer, director, consultant or other service provider of the Company; (ii) limit or restrict the right of the Company to merge, amend or terminate any Benefit Arrangement; or (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise) of any such compensation or benefits under, or increase the amount of compensation or benefits due under, any Benefit Arrangement.

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(f) Neither the execution, delivery and performance of this Agreement or the other Transaction Documents to which the Company is a party nor the consummation of the Transactions will (either alone or in combination with another event) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) on account of the Transactions. No person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

(g) Each Benefit Arrangement that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is, in all material respects, in documentary compliance with, and has in all material respects been administered in compliance with, Section 409A of the Code.

Section 3.23. Environmental and Safety. Since January 1, 2018, to the Knowledge of the Company, the Company has complied and is in compliance with all, and have not received any written notice alleging or otherwise relating to any violation of any, Environmental and Safety Requirements, and there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company alleging any failure to so comply, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2018, to the Knowledge of the Company, the Company has not received any written notice or report with respect to it or its facilities regarding any (a) actual or alleged violation of Environmental and Safety Requirements, or (b) actual or potential Liability arising under Environmental and Safety Requirements, including any investigatory, remedial or corrective obligation, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.24. Related Party Transactions.

(a) Schedule 3.24 sets forth a true, complete and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”): (i) each Contract entered into between January 1, 2018 and the date hereof, between the Company, on the one hand, and any current or former Affiliate of the Company on the other hand; and (ii) all Indebtedness (for monies actually borrowed or lent) owed during the period beginning January 1, 2018 and ended on the date hereof by any current or former Affiliate to the Company.

(b) None of the Stockholders nor any of their Affiliates own or have any rights in or to any of the material Assets, properties or rights used by the Company.

Section 3.25. Material Contracts. Schedule 3.25 sets forth a true, complete and correct list, as of the date hereof, of each of the following Contracts (other than Benefit Arrangements) to which the Company is a party (each such Contract of the type required to be set forth thereon, whether or not actually set forth thereof, a “Material Contract”):

(a) Collective bargaining agreement or other Contract with any labor organization, union or association or Contract with a professional employer organization, or other Contract providing for co-employment of employees of the Company, or Contract with a professional employer organization or co-employer organization or other Contract provision for co-employment of employees of the Company;

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(b) Contract that provides for a payment or benefit, accelerated vesting, upon the execution of this Agreement, the other Transaction Documents to which the Company is a party or the Closing in connection with any of the Transactions;

(c) Contract relating to Indebtedness, including the mortgaging, pledging or otherwise placing a Lien (other than Permitted Liens) on any Asset or group of Assets of the Company and issuance of any Indebtedness by the Company in excess of $500,000;

(d) any Real Property Lease or Contract under which the Company is the lessee of or the holder or operator of any material personal property owned by any other Person;

(e) Contract under which the Company is the lessor of or permits any third Person to hold or operate any material personal property owned or controlled by the Company;

(f) IP Contracts;

(g) Affiliate Contracts;

(h) Contracts involving any Governmental Authority other than Contracts for the sale of the Company’s products in the Ordinary Course;

(i) Contracts related to joint ventures, partnerships, relationships for joint marketing (other than co-marketed items) or joint development with another Person; and

(j) Contracts with Material Partners.

Each Material Contract (x) is valid, binding and enforceable against the Company, as the case may be, and, to the Knowledge of the Company, against each other party thereto, in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity, and (y) is in full force and effect on the day hereof and the Company, as the case may be, has performed all obligations, including the timely making of all payments, required to be performed by it under, and is not in default or breach of in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, each other party to each Material Contract has performed all obligations required to be performed by it under, including, but not limited to, the timely making of any payments, and is not in default or breach of in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. There has been made available to Parent a true, complete and correct copy of each of the Material Contracts listed on Schedule 3.25.

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Section 3.26. Compliance with Privacy Laws, Privacy Policies and Certain Contracts.

(a) Except as set forth on Schedule 3.26(a):

(i) Neither the Company, nor, the Knowledge of the Company, its officers, directors, managers, employees, agents, subcontractors and vendors to whom Company has given access to Personal Data or Protected Health Information, are and have been at all times since January 1, 2018, in compliance in all material respects with all applicable Privacy Laws;

(ii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of the Company, since January 1, 2018, the Company has not experienced any loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Data or Protected Health Information maintained by or on behalf of the Company (including, to the Knowledge of the Company, by any agent, subcontractor or vendor of the Company);

(iii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, since January 1, 2018, to the Knowledge of the Company, (i) no Person, including any Governmental Authority, has made any written claim or commenced any Proceeding with respect to any violation of any Privacy Law by the Company (ii) the Company has not been given written notice of any criminal, civil or administrative violation of any Privacy Law, in any case including any claim or action with respect to any loss, damage or unauthorized access, use, disclosure, modification, or breach of security, of Personal Data or Protected Health Information maintained by or on behalf of the Company (including by any agent, subcontractor or vendor of the Company); and

(iv) Neither the Company nor, to the Knowledge of the Company, any subcontractor agent or vendor of the Company, has incurred any breach of “unsecured protected health information” (as defined in 45 C.F.R. Part 164, Subpart D) requiring reporting to any Governmental Authority.

(b) To the Knowledge of the Company, all activities conducted by the Company with respect to any Protected Health Information or Personal Data are permitted under the Contracts relating to Personal Data or Protected Health Information.

(c) To the Knowledge of the Company, each Contract between the Company and a customer of the Company contains all the terms and conditions that the Company is required to include therein under the Company’s Contracts with its vendors and suppliers.

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Section 3.27. Compliance with Health Care Laws and Certain Contracts.

(a) Except as set forth on Schedule 3.27(a):

(i) the Company, including the conduct of its business, is and has been at all times since January 1, 2018 in compliance in all material respects with all applicable Health Care Laws;

(ii) all data, information and representations contained in any submission to, or communications with, the FDA were accurate, complete, truthful and non-misleading in all material respects when submitted or communicated to FDA and, to the Knowledge of the Company, remain so currently. All clinical, non-clinical, manufacturing and product quality studies and tests conducted in development of the products or services and upon which the Company intends to rely in support of any application to the FDA related to product clearance or approval were conducted in compliance with all applicable Laws and all Health Care Laws, including without limitation those related to Good Clinical Practice, Good Laboratory Practice, Quality Systems Regulations/Good Manufacturing Practices, and the protection of human study subjects.

(iii) All required approvals and authorizations for clinical studies to proceed have been obtained from an appropriate Institutional Review Board (IRB), and informed consent, in compliance with applicable Health Care Laws, has been obtained from all subjects enrolled in the study.

(iv) the Company has to date promoted the Company products and services in compliance in all material respects with all applicable Health Care Laws and other Legal Requirements. As of the date of this Agreement, the Company has not received, and to the Company’s Knowledge, there is no pending civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information from the FDA or any Governmental Body concerning material noncompliance with Health Care Laws and other Legal Requirements with regard to promotion of Company products or services.

(v) (A) since January 1, 2018, to the Knowledge of the Company, the Company has not been charged in or identified as a target or subject of, or threatened to be charged in or identified as a target or subject of, an investigation, audit or inquiry by any Person or Governmental Authority under any Health Care Law and (B) to the Knowledge of the Company, the Company is not currently under investigation or review with respect to any suspected or actual violation of any Health Care Law;

(vi) no Person, including any Governmental Authority, has made any written claim or commenced any Proceeding with respect to any violation of any Health Care Law by the Company or has not been given written notice of any potential criminal, civil or administrative violation of any Health Care Law;

(vii) neither the Company nor, to the Knowledge of the Company, any of its current officers, directors, managers, employees has engaged or is engaging, in any activities which are cause for civil monetary or criminal penalties or mandatory or permissive exclusion from any Medicare, Medicaid or any other similar reimbursement program (each, a “Health Care Program”);

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(viii) neither the Company nor any of its Affiliates, officers, directors, or employees has: (i) been debarred, excluded or received notice of action or threat of action with respect to debarment, exclusion or other action under the provisions of 21 U.S.C. §§ 335a, 335b, or 335c, 42 U.S.C. § 1320a-7 or any equivalent provisions in any other applicable jurisdiction; (ii) made or offered any payment, gratuity or other thing of value that is prohibited by any law to personnel of the FDA or any other Governmental Authority; (iii) made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or in any records and documentation prepared or maintained to comply with applicable Laws, or committed any act, made any statement, or failed to make any statement that, at the time such disclosure in the foregoing in this subsection (iii) was made could reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy, nor (iv) received written notice of or, to the Knowledge of the Company, been subject to any other material enforcement action involving the FDA or any other similar Governmental Authority, including any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, court order or target or no-target letter that would result in a Material Adverse Effect, and none of the foregoing are pending or threatened in writing;

(ix) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company has truthfully and accurately completed and submitted all applications, forms and filings required to be submitted to all Governmental Authorities, and their contractors, with respect to accessing eligibility information or claims systems, or submitting claims or appeals on behalf of its customers; and

(x) the Company has obtained, maintains and has maintained at all times all required registrations and enrollments with all Governmental Authorities, with respect to accessing eligibility information or claims systems, or submitting claims or appeals on behalf of its customers.

(b) As required under Law or a Contract to which the Company is a party or is otherwise bound, the Company has entered into a fully executed “business associate agreement” with (i) each customer of the Company that is a Covered Entity or Business Associate (as each term is defined under 45 CFR § 164.502) from whom the Company receives or maintains Protected Health Information, and (ii) each supplier, vendor and/or other applicable Person that has or may have access to Protected Health Information as a result of such Person’s relationship with the Company and is a Business Associate of the Company. Each “business associate agreement” contains all the terms and conditions that the Company is required to include therein under Contracts to which the Company is a party or otherwise bound, including Contracts with customers, resellers, referral partners, vendors and other Persons, and, in all material respects, in accordance with Law. Neither the Company, nor to the Knowledge of the Company, any other party to any “business associate agreement” is in material breach thereof.

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Section 3.28. SEC Matters. The information relating to the Company supplied by the Company for inclusion in the Form S-4/Proxy Statement (as defined below), will not as of the Form S-4 Effective Date and date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Stockholders or at the time of Parent Stockholder Meeting contain any statement which, at such time and in light of the circumstances under which they were made, are false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

Section 3.29. Brokers and Other Advisors. Except for Cowen and Company LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company.

Section 3.30. Disclaimer of Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III, none of the Company or any other Person makes any express or implied representation or warranty, either written or oral, with respect the Company, and the Company expressly disclaim any other representations or warranties, whether made by the Company, or any other Person (including their respective Affiliates, officers, directors, managers, employees, agents, representatives or advisors). Without limiting the generality of the foregoing, except for the representations and warranties contained in this ARTICLE III (as modified by the Disclosure Schedules), the Company hereby expressly disclaims any other representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent or its Affiliates or representatives (including any opinion, information, projection or advice that may heretofore have been or may hereafter be made available to Parent or its Affiliates or representatives, whether in any “data rooms,” “management presentations,” or “break-out sessions”, in response to questions submitted by or on behalf of Parent or otherwise by any director, manager, officer, employee, agent, advisor, consultant, or representative of the Company or any of their respective Affiliates).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Documents, filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein), Parent and Merger Sub, jointly and severally, represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

Section 4.1. Organization, Qualification and Standing. Each of Parent and Merger Sub are duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and each is qualified to do business and in good standing in every jurisdiction in which its operations require it to be so qualified. The Organizational Documents of each of Parent and Merger Sub are in full force and effect. Neither Parent nor Merger Sub is in violation of its Organizational Documents.

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Section 4.2. Authority; Enforceability. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the other Transaction Documents to which either is a party, and the consummation by Parent and Merger Sub of the Transactions, has been duly authorized and approved by their respective boards of directors and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent or Merger Sub of this Agreement, the other Transaction Documents to which either is a party, and the consummation by them of the Transactions. This Agreement and the other Transaction Documents to which either is a party have been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar Law affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 4.3. Non-contravention. Neither the execution and delivery of this Agreement or the other Transaction Documents to which either is a party by Parent or Merger Sub, nor the consummation by Parent and Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (a) conflict with or violate any provision of the Organizational Documents of Parent or Merger Sub or (b) assuming that the authorizations, consents and approvals referred to in Section 4.7 are obtained and the filings referred to in Section 4.7 are made, (i) violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets, and (ii) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub under, any of the terms, conditions or provisions of any contract or other agreement to which Parent or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (ii), for such violations, conflicts, Losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Parent or Merger Sub to consummate the Transactions.

Section 4.4. Brokers and Other Advisors. Except for the deferred underwriting commissions in the amount of $1,725,000 payable to Chardan Capital Markets, LLC (“Chardan”), as described in the Parent SEC Documents and the advisory fee payable to Chardan pursuant to that certain M&A Advisory Fee Agreement dated March 27, 2021 between Parent and Chardan (the “Business Combination Fees”), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent or its Affiliates who might be entitled to any fee or commission from the Parent or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.

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Section 4.5. Capitalization.

(a) The authorized share capital of Parent consists of 30,000,000 shares of Parent Common Stock, of which 7,557,500 shares of Parent Common Stock are issued and outstanding as of the date hereof. 595,000 shares of Parent Common Stock are reserved for issuance upon the exercise of the Parent Rights. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware Law, Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s Organizational Documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Common Stock or any capital equity of Parent. Other than as set forth in the Parent SEC Documents, and any promissory notes that may be issued by the Sponsor to the Parent for working capital purposes that are set forth on Schedule 4.5 there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Parent or obligating Parent to issue or sell any shares of capital stock of, or any other interest in, Parent. Parent does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. Except as set forth in the Parent SEC Documents, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of Parent Common Stock. There are no outstanding contractual obligations of the Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) Other than Merger Sub, Parent does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any other Person.

Section 4.6. Issuance of Shares. The Merger Consideration, when issued in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

Section 4.7. Consents; Required Approvals. Assuming the truth and accuracy of the Company’s representations and warranties contained in Section 3.3, no notices to, filings with, or authorizations, consents or approvals of any Governmental Authority are necessary for the execution, delivery or performance of this Agreement, the other Transaction Documents to which either is a party or the consummation by Parent and/or Merger Sub of the Transactions, except the Company.

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Section 4.8. Trust Account. As of March 31, 2021, Parent has $57,503,797.18 in the trust account established by Parent for the benefit of its Parent Public Stockholders at J.P. Morgan Chase Bank, N.A. (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by Continental pursuant to the Investment Management Trust Agreement, dated as of January 7, 2021, between the Parent and Continental (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. Parent has complied in all respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, by Continental. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect and/or that would entitle any Person (other than the payment of the Business Combination Fees payable to Chardan, for deferred underwriting commissions as described in the Parent SEC Documents and certain advisory fees and the Parent Public Stockholders who elect to redeem their shares of Parent Common Stock pursuant to Parent’s Certificate of Incorporation), to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (x) to pay income and other tax obligations from any interest income earned in the Trust Account or (y) to redeem Parent Common Stock in accordance with the provisions of the Parent’s Organizational Documents.

Section 4.9. Employees.

(a) Other than any officers as described in the Parent SEC Documents and consultants and advisors in the Ordinary Course, Parent and Merger Sub have never employed any employees or retained any contractors.

(b) Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, neither Parent nor Merger Sub has any unsatisfied material Liability with respect to any officer or director.

(c) Parent and Merger Sub have never, and do not currently, maintain, sponsor, or contribute to or have any Liability pursuant to any plan, program or arrangement that would fall under the definition of “Benefit Arrangement” determined as if such definition referenced Parent instead of the Company (“Parent Benefit Arrangement”).

Section 4.10. Tax Matters. For purposes of this Section 4.10, any reference to “Parent” shall also include Merger Sub.

(a) Parent has filed (taking into account all applicable extensions) when due all material Tax Returns required by applicable Law to be filed by Parent, all material Taxes (whether or not shown on any Tax Returns) due and owing by Parent have been paid, and all such Tax Returns were true, complete and correct in all material respects as of the time of such filing as of the time of such filing.

(b) There is no material Proceeding, audit or claim now pending against, or with respect to, Parent in respect of any Tax, nor is any material Proceeding for additional Tax being asserted in writing by any Governmental Authority that has not been resolved or settled in full.

(c) No written claim has been made by any Governmental Authority in a jurisdiction where Parent has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction.

(d) Parent is not a party to any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar agreement (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes).

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(e) Parent has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(f) Parent has complied in all material respects with all requirements and procedures of any applicable transfer pricing Laws.

(g) There is no outstanding request for any extension of time within which to pay any material Taxes or file any material Tax Returns (other than extensions requested in the Ordinary Course), there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Taxes of Parent that will remain outstanding as of the Closing Date, and no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company.

(h) Parent has not distributed the stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(i) There are no Liens for Taxes upon any Assets of Parent other than Permitted Liens.

(j) Parent has not been a party to or bound by any closing agreement, private letter rulings, technical advice memoranda, offer in compromise, or any other similar agreement with any Governmental Authority in respect of which Parent could have any material Tax Liability after the Closing. Parent does not have any request for a ruling in respect of Taxes pending between Parent and any Governmental Authority.

(k) Parent (i) has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or other comparable group for state, local or foreign Tax purposes and (ii) has no Liability for the Taxes of any Person (other than Parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes), or otherwise by Law.

(l) Parent has not participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b).

(m) Parent is not and will not be subject to Tax in any country other than the country of incorporation of Parent by virtue of having a permanent establishment in that country.

(n) Parent will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of any: (i) use of an improper or change in method of accounting for a Tax period ending prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed prior to the Closing; or (iii) installment sale or open transaction disposition made prior to the Closing.

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(o) Parent is not required to include in income any amounts determined pursuant to Section 965 of the Code, or to make any deferred payments with respect to Section 965(h) of the Code.

(p) Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the Closing Date.

(q) Except as set forth on Section 4.10(o), Parent has not claimed any Tax credit or deferral pursuant to a COVID-19 Law.

(r) Parent is not aware of the existence of any fact, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

Section 4.11. Listing. Parent Units, Parent Common Stock and Parent Rights are listed on Nasdaq, with trading tickers MCADU, MCAD and MCADR. There is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to prohibit or terminate the listing of Parent Units, Parent Common Stock and Parent Rights on Nasdaq.

Section 4.12. Reporting Company. Parent is a publicly held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the shares of Parent Common Stock, Parent Units and Parent Rights are registered pursuant to Section 12(b) of the Exchange Act. There is no Proceeding pending or, to Parent’s Knowledge, threatened in writing against Parent by the SEC with respect to the deregistration of Parent Common Stock under the Exchange Act. Parent has taken no action in an attempt to terminate the registration of Parent Common Stock, Parent Units or Parent Rights under the Exchange Act.

Section 4.13. Undisclosed Liabilities. Parent has no Liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the Parent Financial Statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except: (a) Liabilities provided for in or otherwise disclosed in the balance sheet included in the most recent Parent Financial Statements or in the notes to the most recent Parent Financial Statements, and (b) such Liabilities arising in the Ordinary Course of Parent’s business since the date of the most recent Parent Financial Statement, none of which, individually or in the aggregate, would have a Parent Material Adverse Effect taken as a whole.

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Section 4.14. Parent SEC Documents and Parent Financial Statements.

(a) Parent has timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto (the “Parent SEC Documents”), and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). Parent has heretofore furnished to the Company true and correct copies of all amendments and modification that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.14, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. Each director and executive officer of Parent has filed with the SEC on a timely basis all documents required with respect to Parent by Section 16(a) of the Exchange Act.

(b) Each of the financial statements (including, in each case, any notes thereto) contained or incorporated by reference in the Parent SEC Documents and Additional Parent SEC Documents is in conformity with GAAP (applied on a consistent basis), Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated and each is complete and fairly presents, in all material respects, the financial position, results of operations and cash flows of Parent as at the respective dates thereof and for the respective periods indicated therein.

(c) Parent has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Parent SEC Document (the “Parent Certifications”). Each of the Parent Certifications is true and correct.

(d) Parent maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning Parent and other material information required to be disclosed by Parent in the reports and other documents that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of Parent’s SEC filings and other public disclosure documents. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

(e) Parent maintains a standard system of accounting established and administered in accordance with GAAP. Parent has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent has delivered to the Company, to the extent applicable, a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of Parent to Parent’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Parent to record, process, summarize and report financial data.

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(f) Parent has no off-balance sheet arrangements. No financial statements other than those of Parent are required by GAAP to be included in the consolidated financial statements of Parent.

(g) Neither Parent nor, to the Knowledge of Parent, any manager, director, officer, employee, auditor, accountant or representative of Parent has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices or fraud. No attorney representing Parent, whether or not employed by Parent, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Parent board of directors (or any committee thereof) or to any director or officer of Parent. Since Parent’s inception, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Parent board of directors or any committee thereof.

(h) Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

(i) There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent and Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(j) Except as and to the extent set forth in Parent SEC Documents, neither Parent nor Merger Sub has any Liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the Ordinary Course of Parent’s and Merger Sub’s business.

(k) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Parent SEC Documents. To the Knowledge of Parent, none of the Parent SEC Documents filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

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Section 4.15. Business Activities. Since its incorporation, Parent has not conducted any business activities other than activities directed toward completing a business combination (as defined in Parent’s Organizational Documents). Merger Sub was formed solely for the purpose of engaging in the Transactions and have not engaged in any business activities or conducted any operations or incurred any obligation or Liability, other than as contemplated by this Agreement. Except as set forth in Parent’s Organizational Documents, there is no agreement, commitment, or Order binding upon Parent or to which Parent is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted or as contemplated to be conducted as of the Closing. Other than Merger Sub, Parent does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

Section 4.16. Parent Contracts. Except as disclosed in the Parent SEC Documents, as of the date hereof, Parent is not party to any Contract (other than nondisclosure agreements (containing customary terms) to which Parent is a party that were entered into in the Ordinary Course).

Section 4.17. PIPE Financing. Parent has delivered to the Company a true, correct and complete copy of each Subscription Agreement executed on or prior to the date hereof, pursuant to which certain Persons who have committed to purchasing Parent Common Stock in connection with the Transactions prior to the Closing (each, a “Parent Investor”).To the Knowledge of Parent, each Subscription Agreement is in full force and effect and is legal, valid and binding upon Parent and the applicable Parent Investor, enforceable in accordance with its terms. As of the date hereof, each Subscription Agreement has not been withdrawn, terminated, amended or modified since the date of delivery hereunder and prior to the execution of this Agreement, and, to the Knowledge of Parent, as of the date of this Agreement no such withdrawal, termination, amendment or modification is contemplated, and as of the date of this Agreement the commitments contained in each Subscription Agreement have not been withdrawn, terminated or rescinded by the applicable Parent Investor in any respect. As of the date hereof, there are no side letters or Contracts to which Parent or Merger Sub is a party related to the provision or funding, as applicable, of the purchases contemplated by each Subscription Agreement or the Transactions other than as expressly set forth in this Agreement, each Subscription Agreement or any other agreement entered into (or to be entered into) in connection with the Transactions delivered to the Company. Parent has, and to the Knowledge of Parent, each Investor has, complied with all of its obligations under each Subscription Agreement. There are no conditions precedent or other contingencies related to the consummation of the purchases set forth in each Subscription Agreement, other than as expressly set forth in each Subscription Agreement. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Parent or, to the Knowledge of Parent as of the date hereof, any Parent Investor, (ii) assuming the conditions set forth in Section 8.1 and Section 8.2 will be satisfied, constitute a failure to satisfy a condition on the part of Parent or, to the Knowledge of Parent as of the date hereof, the applicable Parent Investor or (iii) assuming the conditions set forth in Section 8.1 and Section 8.2 will be satisfied, to the Knowledge of Parent as of the date hereof, result in any portion of the amounts to be paid by each Parent Investor in accordance with each Subscription Agreement being unavailable on the Closing Date. As of the date hereof, assuming the conditions set forth in Section 8.1 and Section 8.2 will be satisfied, Parent has no reason to believe that any of the conditions to the consummation of the purchases under each Subscription Agreement will not be satisfied, and, as of the date hereof, Parent is not aware of the existence of any fact or event that would or would reasonably be expected to cause such conditions not to be satisfied.

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Section 4.18. Litigation. (a) There is no Proceeding pending, or to the Knowledge of Parent, threatened against Parent or Merger Sub or any of their respective properties or rights, and (b) none of Parent nor Merger Sub is subject to any outstanding Order. As of the date hereof, there are no Proceedings (at Law or in equity) or investigations pending or, to the Knowledge of Parent, threatened, seeking to or that would reasonably be expected to prevent, hinder, modify, delay or challenge the Transactions.

Section 4.19. Independent Investigation. Parent acknowledges that it has conducted its own independent review and analysis of the business, operations, enrollment, assets, liabilities, results of operations, financial condition and prospects of the Company, and acknowledges that the Company has provided Parent with adequate access to the personnel, properties, premises and books and records of the Company for this purpose.

Section 4.20. Information Supplied. None of the information supplied or to be supplied by Parent expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the Transactions will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or that is included in the Parent SEC Documents).

Section 4.21. Investment Company. Parent is not as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 4.22. Lockup. All existing lock up agreements between Parent and any of its stockholders or holders of any other securities of Parent entered into in connection with the IPO provide for a lock up period that is in full force and effect.

Section 4.23. Insider Letter Agreement. The letter agreement, dated January 7, 2021, between Parent, Chardan and the Insiders, pursuant to which the Insiders agreed that if Parent solicits approval of its stockholders of an initial business combination the Insiders will vote all shares of Parent Common Stock beneficially owned by each such Insider whether acquired before, in or after the IPO, in favor of such business combination, is in full force and effect (the “Insider Letter Agreement”).

Section 4.24. Board Approval. Parent’s board of directors (including any required committee or subgroup of such boards) has, as of the date of this Agreement, unanimously (a) declared the advisability of the Merger and other transactions contemplated by this Agreement, (b) determined that the Merger and other transactions contemplated hereby are in the best interests of the stockholders of Parent, (c) determined that the transactions contemplated hereby constitutes a “business combination” as such term is defined in Parent’s Organizational Documents and (d) resolved to recommend that the stockholders of Parent approve each of the matters requiring the Parent Required Vote and directed that this Agreement and the Merger, be submitted for consideration by the stockholders of Parent.

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Section 4.25. Vote Required. The affirmative vote of the holders of a majority of the shares of Parent Common Stock entitled to vote thereon and present in person, virtually or by proxy at a meeting in which a quorum is present with respect to the matters set forth in Section 7.4(e) (other than Section 7.4(e)(ii)) and the affirmative vote of the holders of a majority of the shares of Parent Common Stock entitled to vote thereon with respect to the matters set forth in Section 7.4(e)(ii) (collectively, the “Parent Required Vote”) are the only votes of the holders of any class or series of Parent’s capital stock necessary to obtain approval of the Merger and this Agreement.

Section 4.26. Disclaimer of Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE IV, none of Parent, Parent’s Affiliates or any other Person makes any express or implied representation or warranty with respect to Parent, and Parent expressly disclaims any other representations or warranties, whether made by Parent or any other Person (including its Affiliates, officers, directors, employees, agents, representatives or advisors).

ARTICLE V

COVENANTS AND AGREEMENTS OF THE COMPANY

Section 5.1. Conduct of Business of the Company. Except as contemplated by this Agreement, set forth on Schedule 5.1, or as required by applicable Law, during the period from the date of this Agreement until the earlier of the Effective Time or valid termination of this Agreement pursuant to ARTICLE IX, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed and may be given as set forth below), the Company (a) shall use commercially reasonable efforts to (i) conduct its business in the Ordinary Course, and (ii) preserve its goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with customers and vendors and (b) shall not:

(i) amend its Organizational Documents;

(ii) adopt a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization, or otherwise merge or consolidate with or into any other Person;

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(iii) (A) issue, sell, pledge, amend, grant, create a Lien upon, or authorize the issuance, sale, pledge, amendment, grant or creation of a Lien upon, any equity interests of the Company, or Company Options, Company Restricted Stock, convertible securities, or other commitments or instruments pursuant to which the Company may become obligated to issue or sell any of its shares of capital stock or other securities, or the holders may have the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, other than the issuance of shares of Company Common Stock upon the exercise, exchange or conversion of Company Options, convertible securities or other commitments or instruments; (B) split, combine, subdivide or reclassify any of its shares of capital stock, (C) declare, set aside or pay any dividend or other distribution with respect to shares of its capital stock, or (D) redeem, purchase or otherwise acquire any of its shares of capital stock, other than (1) forfeitures of unvested Company Options or Company Restricted Stock, (2) redemptions, repurchases or acquisitions from former employees, non-employee directors and consultants, (3) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of the Company Options or (4) the issuance of Company SAFEs as permitted under Section 5.1(iv);

(iv) (A) make, cancel or compromise any loans, advances, guarantees or capital contributions to any Person or (B) incur, assume, accelerate or guarantee any Indebtedness other than the issuance of up to $[7 million] of Company SAFEs from time to time for purposes of funding any activity of the Company;

(v) make or commit to make any capital expenditures except (A) as contemplated by the Company’s current budget, (B) in the Ordinary Course, or (C) such expenditures as do not exceed $500,000 in the aggregate;

(vi) transfer, mortgage, assign, sell, lease, create a Lien upon (other than Permitted Liens) or otherwise dispose of or pledge, any Asset of the Company other than (A) in the Ordinary Course. (B) any such tangible Assets at the end of their useful lives, (C) out of redundancy, (D) pursuant to Contracts in effect as of the date hereof, or (E) Assets of the Company that do not exceed $500,000 in the aggregate;

(vii) commence any Proceeding or release, assign, compromise, settle, waive or abandon any pending or threatened Proceeding, other than any such Proceeding that would not reasonably be expected to result in damages or otherwise have a value, individually in excess of $500,000;

(viii) except as required under the terms of any Benefit Arrangement disclosed in Schedule 3.22(a), applicable Law or in the Ordinary Course (1) grant or announce any material increase in salaries, bonuses, severance, termination, retention or change-in-control pay, or other compensation and benefits payable or to become payable by the Company to any current or former C-level employee, or (2) adopt, establish or enter into any plan, policy or arrangement that would constitute a Benefit Arrangement if it were in existence on the date hereof, other than in the case of the renewal of group health or welfare plans;

(ix) enter into, amend, terminate or extend any collective bargaining agreement or any other agreement with, a labor or trade union, employee association or works council;

(x) change its fiscal year or any material method of accounting or material accounting practice, except for any such change required by GAAP;

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(xi) except in the Ordinary Course, terminate or amend any material term of any Material Contract;

(xii) assign, transfer, abandon, modify, waive, terminate, fail to renew, let lapse or otherwise fail to maintain or otherwise change any material Permit, except in the Ordinary Course;

(xiii) make, revoke or change any material Tax election, adopt or change any Tax accounting method or period, enter into any closing agreement or settlement for a material amount of Taxes, settle any material Tax claim or assessment, unless such action would not have the effect of materially increasing the Tax Liability of Parent, the Company for any taxable period (or portion thereof) beginning after the Closing Date or of materially reducing any Tax asset or attribute of the Company or such action is required in connection with any Tax audit or examination or as a result of a final determination by a Governmental Authority or as otherwise required by applicable Law;

(xiv) grant, modify, abandon, dispose of or terminate any rights relating to any Intellectual Property of the Company, other than in the Ordinary Course, or otherwise permit any of its rights relating to any Intellectual Property to lapse (other than in the Ordinary Course or registrations for trademarks that are no longer in use by, are not planned to be used in the future by, and are no longer being maintained by the Company);

(xv) take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment; or

(xvi) agree or commit to do, or resolve, authorize or approve any action to do, any of the foregoing, or take any action or omission that would result in any of the foregoing.

The Company shall be permitted to request consent from Parent in writing (including by electronic mail) by delivering written notice (including by electronic mail) to any of the individuals specified on Schedule 5.1. For purposes of this Section 5.1, Parent shall respond (including by return email) to such request as promptly as practicable, and if Parent does not respond (including by return email) to any request within three Business Days after the Company delivers such written request for consent to Parent (including at the email addresses set forth on Schedule 5.1 (or such other email addresses as Parent shall specify in a notice delivered in accordance with Section 10.9), Parent shall be deemed to have provided its prior written consent to the taking of such action.

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Section 5.2. Access to Information. From and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide to Parent and its authorized Representatives reasonable access (which access will be under the supervision of the Company’s personnel) to the personnel, books, records, properties, financial statements, internal and external audit reports, regulatory reports, Contracts, Permits, commitments and any other reasonably requested documents and other information of the Company during normal business hours (in a manner so as to not interfere with the normal business operations of the Company) and use commercially reasonable efforts to cause the employees, legal counsel, accountants and representatives of the Company to reasonably cooperate with the Parent in its investigation of the Company; provided that no investigation pursuant to this Section 5.2 shall affect any representation or warranty given by the Company. All of such information shall be treated as confidential information pursuant to the terms of the Non-Disclosure Agreement. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, without the prior written consent of the Company, make inquiries of Persons having business relationships with the Company (including suppliers, customers and vendors) regarding the Company or such business relationships. From and after the Closing, the Non-Disclosure Agreement shall terminate and be of no force and effect with respect to any information relating to the Company.

Section 5.3. Additional Financial Information. The Company shall provide Parent with the Company’s audited financial statements for the twelve month periods ended December 31, 2020 and 2019 consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve month period ended on such date, and the audited consolidated cash flow statements for the twelve month period ended on such date (the “Year End Financials”). Subsequent to the delivery of the Year End Financials, the Company’s consolidated interim financial information for each quarterly period thereafter shall be delivered to Parent no later than 40 calendar days following the end of each quarterly period (the “Required Financial Statements”). All of the financial statements to be delivered pursuant to this Section 5.3, shall be prepared under U.S. GAAP in accordance with requirements of the PCAOB for public companies. The Year End Financials and the Required Financial Statements shall be accompanied by a certificate of the Chief Executive Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with U.S. GAAP, except as otherwise indicated in such statements and subject to year-end audit adjustments (other than with respect to the Year End Audited Financials). The Company will promptly provide additional Company financial information reasonably requested by Parent for inclusion in the Proxy Statement and any other filings to be made by Parent with the SEC.

Section 5.4. Lock-Up. Prior to the Closing, the Company shall cause those persons set forth on Schedule 5.4 to enter into an agreement with Parent to be effective as of the Closing, pursuant to which the Merger Consideration shall be subject to a lock-up in accordance with the terms and conditions more fully set forth in the Lock-up Agreement in substantially the form attached hereto as Exhibit D.

Section 5.5. Notice of Changes. The Company shall give prompt written notice to Parent of (a) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 8.2(a) would not be satisfied, (b) any breach of any covenant or agreement of the Company contained in this Agreement such that the condition set forth in Section 8.2(b) would not be satisfied, and (c) any event, circumstance or development that would reasonably be expected to have a Material Adverse Effect; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the Parties under this Agreement and (ii) no such notification shall be deemed to amend or supplement the Disclosure Schedules or to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

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Section 5.6. D&O Insurance; Indemnification of Officers and Directors.

(a) From and after the Closing Date through the sixth anniversary of the Closing Date, Parent shall cause (i) the Organizational Documents of Parent to contain provisions no less favorable to the current or former directors, managers, officers or employees of the Company or Parent (collectively, “D&O Indemnitees”) with respect to limitation of certain liabilities, advancement of expenses and indemnification than are set forth as of the date of this Agreement in the Organizational Documents of the Company or Parent, as applicable, which provisions in each case, except in accordance with Law, shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the D&O Indemnitees with respect to any acts or omissions occurring at or prior to the Closing.

(b) Prior to the Closing Date, Parent may obtain a directors’ and officers’ liability tail insurance policy on terms and conditions reasonably satisfactory to Parent and the Company for all of the officers and directors of Parent as of immediately prior to the Merger, with respect to claims arising from facts and events that occurred prior to the Closing Date (the “D&O Tail Policy”).

(c) The provisions of this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnitee for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

ARTICLE VI

COVENANTS OF PARENT AND MERGER SUB

Section 6.1. Operations of Parent Prior to the Closing.  Between the date hereof and the Closing, and except as contemplated by this Agreement or with the prior written approval of the Company (which consent shall not be unreasonably withheld, conditioned or delayed and may be given as set forth below), Parent shall, and shall cause Merger Sub (a) to use commercially reasonable efforts to (i) conduct their respective businesses in the Ordinary Course and (ii) keep available the services of their respective officers, and (b) to not take any of the following actions:

(i) make any amendment or modification to any of Parent’s Organizational Documents or Merger Sub’s Organizational Documents, other than in connection with an amendment to extend the date by which the Merger may be consummated;

(ii) take any action in violation or contravention of any of Parent’s Organizational Documents, Merger Sub’s Organizational Documents, applicable Law or any applicable rules and regulations of the SEC or Nasdaq;

(iii) terminate or amend any material Contract to which Parent is a party to;

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(iv) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other security interests, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such equity securities or other security interests, other than in connection with the PIPE Financing;

(v) make any redemption or purchase of its equity interests, except pursuant to the Offer;

(vi) amend, modify, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, the Trust Agreement or any other Contract related to the Trust Account;

(vii) make or allow to be made any reduction or increase in the Trust Amount, other than as expressly permitted by Parent’s Organizational Documents and the Trust Agreement;

(viii) amend, modify, waive any provision of, terminate, or otherwise compromise in any way, any Subscription Agreement;

(ix) incur any loan or Indebtedness (other than the promissory notes that may be issued by the Sponsor to the Parent for working capital purposes) or issue or sell any debt securities or warrants or rights to acquire any debt securities of Parent or Merger Sub or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any Person for Indebtedness;

(x) merge or consolidate with or acquire any other Person or business or be acquired by any other Person or enter into any joint venture, partnership, joint marketing or joint development with another Person;

(xi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xii) adopt any Parent Benefit Arrangements not in existence as of the date hereof (excluding any renewal or replacement of any Parent Benefit Arrangements in existence as of the date hereof in the Ordinary Course), other than the Equity Incentive Plan and ESPP;

(xiii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other security interests, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, except for redemptions from the Trust Account that are required pursuant to Parent’s Organizational Documents;

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(xiv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other security interests, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, except for redemptions from the Trust Account that are required pursuant to Parent’s Organizational Documents;

(xv) change its fiscal year or any material method of accounting or material accounting practice, except for any such change required by GAAP;

(xvi) make, revoke or change any material Tax election, adopt or change any Tax accounting method or period, enter into any closing agreement or settlement for a material amount of Taxes, settle any material Tax claim or assessment, unless such action would not have the effect of materially increasing the Tax Liability of Parent for any taxable period (or portion thereof) beginning after the Closing Date or of materially reducing any Tax asset or attribute of the Company or such action is required in connection with any Tax audit or examination or as a result of a final determination by a Governmental Authority or as otherwise required by applicable Law;

(xvii) take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment; or

(xviii) enter into any agreement or commitment to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Parent shall be permitted to request consent from the Company in writing (including by electronic mail) by delivering written notice (including by electronic mail) to any of the individuals specified on Schedule 6.1(b). For purposes of this Section 6.1, the Company shall respond (including by return email) to such request as promptly as practicable, and if the Company does not respond (including by return email) to any request within three Business Days after Parent delivers such written request for consent to the Company (including at the email addresses set forth in Schedule 6.1(b) (or such other email addresses as Parent shall specify in a notice delivered in accordance with Section 10.9), the Company shall be deemed to have provided its prior written consent to the taking of such action.

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Section 6.2. Listing. Parent shall use its reasonable best efforts: (i) to maintain its existing listing on The Nasdaq Capital Market until the Closing Date and to obtain approval of the listing of the combined company on The Nasdaq Capital Market; (ii) without derogating from the generality of the requirements of clause “(i)” and to the extent required by the rules and regulations of Nasdaq, to (x) prepare and submit to Nasdaq a notification form for the listing of the shares of Parent Common Stock to be issued in the Merger and (y) to cause such shares to be approved for listing (subject to notice of issuance) on The Nasdaq Capital Market; and (iii) to the extent required by Nasdaq Marketplace Rule 5110, to file an initial listing application for the Parent Common Stock on Nasdaq (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be conditionally approved prior to the Effective Time. The Company will cooperate with Parent as reasonably requested by Parent with respect to the Nasdaq Listing Application and promptly furnish to Parent all information concerning the Company and its stockholders that may be required or reasonably requested in connection with any action contemplated by this section.

Section 6.3. Trust Account. Parent has established the Trust Account from the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO for the benefit of the Parent Public Stockholders and certain parties (including the underwriters of the IPO). Prior to the Closing, Parent shall disburse monies from the Trust Account only (x) to pay income and other tax obligations from any interest income earned in the Trust Account or (y) to redeem Parent Common Stock in accordance with the provisions of Parent’s Organizational Documents.

Section 6.4. Insider Letter Agreement. Parent shall ensure that the Insider Letter Agreement shall remain in full force and effect, and that the Insiders shall vote in favor of this Agreement and the Merger and the other Parent Proposals in accordance with the terms thereof.

Section 6.5. Parent Public Filings. From the date hereof through the Closing, Parent will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 6.6. Section 16 Matters. Prior to the Closing, the board of directors of Parent, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Merger Consideration pursuant to this Agreement and the other agreements contemplated hereby, by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Parent following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 6.7. Notice of Changes. Parent shall give prompt written notice to the Company of (a) any representation or warranty made by Parent or Merger Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 8.3(a) would not be satisfied, (b) any breach of any covenant or agreement of Parent or Merger Sub contained in this Agreement such that the condition set forth in Section 8.3(b) would not be satisfied, and (c) any event, circumstance or development that would reasonably be expected to have a Parent Material Adverse Effect; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the Parties under this Agreement and (ii) no such notification shall be deemed to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

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Section 6.8. Adoption of Equity Incentive Plan and ESPP. The Company shall prepare and present to the Parent’s board of directors, a long-term incentive plan for service providers to Parent and its subsidiaries that initially reserves 3,600,000 shares of Parent Common Stock with effect at Closing (the “Equity Incentive Plan”) and an employee stock purchase plan for service providers to Parent and its subsidiaries that initially reserves 280,000 shares of Parent Common Stock with the effect at Closing (the “ESPP”). The Equity Incentive Plan and ESPP shall be subject to reasonable review and comment by Parent, and thereafter adopted by Parent’s board of directors prior to the Closing.

Section 6.9. Access to Information. From and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Parent shall provide to Company and its authorized Representatives reasonable access (which access will be under the supervision of Parent’s personnel) to the personnel, books, records, properties, financial statements, internal and external audit reports, regulatory reports, Contracts, Permits, commitments and any other reasonably requested documents and other information of Parent and Merger Sub during normal business hours (in a manner so as to not interfere with the normal business operations of Parent or the Merger Sub) and use commercially reasonable efforts to cause the employees, legal counsel, accountants and representatives of Parent to reasonably cooperate with the Company in its investigation of Parent; provided that no investigation pursuant to this Section 6.9 shall affect any representation or warranty given by Parent or the Merger Sub. All of such information shall be treated as confidential information pursuant to the terms of the Non-Disclosure Agreement. Notwithstanding anything herein to the contrary, the Company shall not, without the prior written consent of Parent, make inquiries of Persons having business relationships with Parent regarding Parent or such business relationships. From and after the Closing, the Non-Disclosure Agreement shall terminate and be of no force and effect with respect to any information relating to Parent and the Merger Sub.

ARTICLE VII

ACTIONS PRIOR TO THE CLOSING

Section 7.1. No Shop. From the date hereof through the earlier of (a) the Closing Date, and (b) the date that this Agreement is properly terminated in accordance with Article VIII, neither the Company, on the one hand, nor the Parent, on the other hand, shall, and such Persons shall use commercially reasonable efforts to cause each of their respective members, officers, directors, Affiliates, managers, consultants, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with, or make any proposal to, any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction (including, without limitation, providing any due diligence materials), (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state, or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. In the event that there is an unsolicited proposal for, or an indication of an interest in entering into, an Alternative Transaction, communicated orally or in writing to the Company or Parent or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one Business Day after receipt) advise the other Party orally and in writing of such Alternative Proposal and the material terms and conditions of such Alternative Proposal (including any changes thereto). The Company and Parent shall keep the other Party informed on a reasonably current basis (and in any event at least daily) of material developments with respect to any such Alternative Proposal. From and after the date hereof, the Company, on the one hand, and the Parent, on the other hand, shall, instruct their officers and directors to, and such parties shall instruct and cause its representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to an Alternative Transaction.

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Section 7.2. Efforts to Consummate the Transactions.

(a) Subject to the terms and conditions herein provided, each of Parent, Merger Sub and the Company shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger (including the satisfaction, but not waiver, of the closing conditions set forth in Article VIII). Without limiting the foregoing, Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement. Each of Parent, Merger Sub and the Company shall use reasonable best efforts to obtain consents of any Governmental Authority necessary to consummate the Transactions, including to make all filings contemplated under the HSR Act as promptly as practicable and, in any event, shall each file the Notification and Report Form under the HSR Act, if required, no more than ten (10) Business Days after the as of the date of this Agreement. The parties agree to request at the time of filing early termination of the applicable waiting period under the HSR Act.

(b) Without limiting the foregoing, the Parties agree to use reasonable best efforts to (1) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any communications from or with any Governmental Authority with respect to the this Agreement or the Transactions contemplated hereby, (2) permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed written or oral communication with any Governmental Authority, (3) not participate in any substantive meeting or have any substantive communication with any Governmental Authority unless it has given the other party a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate therein, (4) furnish the other Party’s outside legal counsel with copies of all filings and communications between it and any such Governmental Authority with respect to this Agreement and the transactions contemplated hereby; provided that such material may (a) be redacted as necessary (I) to comply with contractual arrangements, (II) to address legal privilege concerns, or (III) to remove references concerning the valuation of the parties or (b) be designated as “outside counsel only,” which materials and the information contained therein shall be given only to outside counsel and previously-agreed outside economic consultants of the recipient and will not be disclosed by such outside counsel or outside economic consultants to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials; and (5) furnish the other Party’s outside legal counsel with such necessary information and reasonable assistance as the other Party’s outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such Governmental Authority.

(c) In the event any Proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the Merger or seeks damages in connection therewith, Parent, Merger Sub and the Company agree to cooperate and use their reasonable best efforts to defend against such Proceeding and, if an injunction or other Order is issued in any such Proceeding, to use reasonable best efforts to have such injunction or other Order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Merger.

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(d) Notwithstanding the foregoing, nothing in this Section 7.2 shall require, or be construed to require, Parent, Merger Sub or the Company or any of their respective Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Parent, Merger Sub or the Company or any of their respective Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests; or (iii) any modification or waiver of the terms and conditions of this Agreement.

(e) The Company shall use its commercially reasonable efforts to obtain or provide, as applicable, at the earliest practicable date, all consents, approvals and notices listed in Schedule 7.2(e). The Company shall keep Parent apprised of its efforts undertaken by reason of this Section 7.2(e) and the results of such efforts including by giving Parent copies of consents obtained and notices provided.

Section 7.3. PIPE Financing. Parent and Merger Sub shall use its commercially reasonable best efforts to enter into Subscription Agreements of at least an aggregate of $50,000,000 of Parent Common Stock in the PIPE Financing and to consummate the purchases contemplated by the Subscription Agreements on the terms and conditions described or contemplated therein.

Section 7.4. Cooperation with Proxy Statement; Other Filings.

(a) The Company shall promptly provide to Parent such information concerning the Company and the Stockholders as is either required by the federal securities Laws, or reasonably requested by Parent for inclusion in the Form S-4 (as hereinafter defined) and Offer Documents (as hereinafter defined). As promptly as practicable after the receipt by Parent from the Company of all such information relating to the Company, Parent shall prepare and file with the SEC, and with all other applicable regulatory bodies, a Registration Statement on Form S-4 (the “Form S-4”) which shall include proxy materials in the form of a proxy statement (the “Proxy Statement”, and together the “Form S-4/Proxy Statement”) for the purpose of soliciting proxies from holders of Parent Common Stock to, among other things, vote in favor of the adoption of this Agreement and the approval of the Merger and the other Parent Proposals at the Parent Stockholder Meeting.

(b) Parent (i) shall permit the Company and its counsel to review and comment on the Form S-4/Proxy Statement and all exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments in good faith and shall accept all reasonable additions, deletions or changes suggested by the Company and its counsel in connection therewith; and (iii) shall not file the Form S-4/Proxy Statement or any exhibit, amendment or supplement thereto without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a complete summary thereof), including any comments from the SEC or its staff, between Parent or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Form S-4/Proxy Statement, and, in each case, shall consult with the Company and its counsel concerning any such correspondence. Parent shall not file any response letters to any comments from the SEC without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4/Proxy Statement or any amendment or supplement thereto has been filed with the SEC and the time when all SEC comments to the Form S-4/Proxy Statement have been cleared.

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(c) As soon as practicable following the date on which all comments to the Form S-4/Proxy Statement is declared effective by the SEC (the “Form S-4 Effective Date”), Parent shall distribute the Form S-4/Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call a Parent Stockholder Meeting in accordance with its Organizational Documents and the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the Merger and the approval of the other matters presented to Parent Stockholders for approval or adoption at Parent Stockholder Meeting, including, without limitation, Parent Proposals (as hereinafter defined), and (ii) provide its stockholders the opportunity to elect to effect a redemption as contemplated in Section 7.4(f) below. The prospectus included in the Form S-4 shall be distributed to the Company Stockholders in connection with the solicitation of the Company Stockholder Approval.

(d) Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable Laws of the State of Delaware and Nasdaq, in the preparation, filing and distribution of the Form S-4/Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies under the Proxy Statement and the calling and holding of Parent Stockholder Meeting. Without limiting the foregoing, Parent shall ensure that Form S-4, as of the Form S-4 Effective Date, and the Proxy Statement, as of the date on which it is first distributed to Parent Stockholders, and as of the date of Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Form S-4/Proxy Statement). If at any time prior to Closing, a change in the information relating to Parent or any other information furnished by Parent for inclusion in the Form S-4/Proxy Statement, which would make the preceding sentence incorrect, should be discovered by Parent, it shall promptly notify the Company of such change. The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Form S-4/Proxy Statement, as applicable, will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Stockholders or at the time of Parent Stockholder Meeting contain any statement which, at such time and in light of the circumstances under which they were made, are false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading. If at any time prior to Closing, a change in the information relating to the Company or any other information furnished by the Company for inclusion in the Form S-4/Proxy Statement, which would make the preceding sentence incorrect, should be discovered by the Company, it shall promptly notify Parent of such change. In connection therewith, the Company shall instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

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(e) In the Proxy Statement, Parent shall seek, in accordance with Parent’s Organizational Documents and applicable securities Laws, rules and regulations, including the DGCL and rules and regulations of Nasdaq, from the holders of Parent Common Stock, approval of certain proposals, including (i) approval of this Agreement and the Merger; (ii) adoption and approval of the Second Amended and Restated Certificate of Incorporation of Parent set forth in Exhibit E, with effect from the Closing, including the change of the name of Parent to “Better Therapeutics, Inc.”, and increasing the number of authorized shares of Parent Common Stock; (iii) all required approvals under the Nasdaq rules of the issuance of the shares of Parent Common Stock to the Stockholders in connection with the Merger; (iv) all required approvals under the Nasdaq rules of the issuance of the shares of Parent Common Stock in connection with the PIPE Financing; (v) approval of the appointment of the Company’s Designees to the Post-Closing Board of Directors as contemplated by Section 1.6; (vi) approval of the Equity Incentive Plan and ESPP; (vii) approval to adjourn the Parent Stockholder Meeting, if necessary; and (viii) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Merger, the PIPE and the other transactions contemplated by this Agreement (the proposals set forth in the forgoing clauses (i) through (viii) are referred to as the “Parent Proposals”).

(f) Parent, with the assistance of the Company, shall use its reasonable best efforts to cause the Form S-4/Proxy Statement to “clear” comments from the SEC and the Form S-4 to become effective as promptly as reasonably practicable. Concurrently with the dissemination of the Proxy Statement, Parent shall commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer to the Parent Public Stockholders to redeem all or a portion of their Parent Public Shares, up to that number of Parent Public Shares that would permit Parent to maintain net tangible assets of at least $5,000,001, all in accordance with and as required by Parent’s Organizational Documents, applicable Law, and any applicable rules and regulations of the SEC (the “Offer”). In accordance with Parent’s Organizational Documents, the proceeds held in the Trust Account will be used for the redemption of Parent Public Shares held by Parent Public Stockholders who have elected to redeem such Parent Public Shares.

(g) Parent shall extend the Offer for any minimum period required by any rule, regulation, interpretation or position of the SEC, Nasdaq or the respective staff thereof that is applicable to the Offer, and pursuant to Parent’s Organizational Documents. Nothing in this Section 7.4(g) shall (i) impose any obligation on Parent to extend the Offer beyond the Outside Date or (ii) be deemed to impair, limit or otherwise restrict in any manner the right of Parent to terminate this Agreement in accordance with ARTICLE IX.

(h) Notwithstanding anything else to the contrary in this Agreement or any Transaction Document, Parents may make any public filing with respect to the Merger to the extent required by applicable Law; provided, however, Parent (i) shall permit the Company and its counsel to review and comment on any such filing and all exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments in good faith and shall accept all reasonable additions, deletions or changes suggested by the Company and its counsel in connection therewith; and (iii) shall not file any such filing or any exhibit, amendment or supplement thereto without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed.

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Section 7.5. Stockholder Vote; Recommendation of Parent’s Board of Directors. Parent, through Parent’s board of directors, shall recommend that Parent’s stockholders vote in favor of adopting and approving all Parent Proposals, and Parent shall include such recommendation in the Proxy Statement.

Section 7.6. Parent Stockholder Meeting.

(a) Parent shall take all action necessary under applicable Law to, in consultation with the Company, establish a record date for, call, give notice of and hold a meeting of the holders of Parent Common Stock to consider and vote on Parent Proposals at the Parent Stockholder Meeting. Parent Stockholder Meeting shall be held as promptly as practicable, in accordance with applicable Law and Parent’s Organizational Documents, after the Form S-4 Effective Date, provided that Parent may postpone or adjourn the Parent Stockholder Meeting on one or more occasions for up to 30 days in the aggregate upon the good faith determination the Parent Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the Parent Proposals. Notwithstanding anything to the contrary contained herein, if on the date of the Parent Stockholder Meeting, or a date preceding the date on which the Parent Stockholder Meeting is scheduled, Parent reasonably believes that (i) it will not receive proxies sufficient to obtain the applicable Parent Required Vote for each Parent Proposal, whether or not a quorum would be present or (ii) it will not have sufficient Parent Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholder Meeting, Parent may postpone or adjourn, or make one or more successive postponements or adjournments of, the Parent Stockholder Meeting in compliance with the DGCL and Parent’s Certificate of Incorporation, as long as the date of the Parent Stockholder Meeting is not postponed or adjourned more than an aggregate of 30 calendar days in connection with any postponements or adjournments.

(b) Promptly following the execution of this Agreement, Parent shall approve and adopt this Agreement and approve the Merger and the Transactions, in its capacity as the sole stockholder of Merger Sub.

Section 7.7. Form 8-K; Press Releases.

(a) As promptly as practicable after execution of this Agreement, but no later than four Business Days thereafter, Parent will file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, a copy of which will be provided to the Company at least two Business Days before its filing deadline and which the Company may review and comment upon prior to filing. Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement, in form and substance mutually acceptable to Parent and the Company.

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(b) Prior to the Closing, Parent and the Company shall prepare a mutually agreeable press release announcing the consummation of the Merger (the “Closing Press Release”). Concurrently with the Closing, Parent shall distribute the Closing Press Release and, as soon as practicable thereafter, file a Current Report on Form 8-K with the SEC.

Section 7.8. Fees and Expenses. Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided, that if the Closing shall occur, Parent shall pay or cause to be paid, the Company Transaction Expenses and the Parent Transaction Expenses related to the Merger and the Transactions. For the avoidance of doubt, any payments to be made (or to cause to be made) by Parent pursuant to this Section 7.8 shall be paid upon consummation of the Merger and release of proceeds from the Trust Account.

Section 7.9. Section 368 Reorganization; FIRPTA Certificate. Notwithstanding any other provision in this Agreement, the Company Disclosure Schedule or the Parent Disclosure Schedule to the contrary, each of the Parties shall, and shall cause each of their respective Affiliates to not take any action that would reasonably be expected to prevent or impede the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. The Company shall deliver to Parent a duly executed certificate conforming to the requirements of Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the United States Treasury regulations, and a notice to be delivered to the United States Internal Revenue Service as required under Section 1.897-2(h)(2) of the United States Treasury regulations, each dated no more than thirty (30) days prior to the Closing Date.

Section 7.10. Litigation. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, Parent, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Proceedings (including derivative claims) relating to this Agreement, any of the other Transaction Documents or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Parent, any of the Parent Parties or any of their respective Representatives (in their capacity as a representative of a Parent Party) or, in the case of the Company, the Company or any of its Representatives (in their capacity as a representative of an Parent Party). Parent and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, the Company shall, subject to and without limiting the covenants and agreements, and the rights of Parent, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation; provided, however, that in no event shall the Company or any of its Representatives settle or compromise any Transaction Litigation without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed, provided that it shall be deemed to be reasonable for Parent to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of each Parent Party and Representative that is the subject of such Transaction Litigation, (B) provides for (x) the payment of cash any portion of which is payable by any Parent Party or Representative thereof or would otherwise constitute an Parent Liability or (y) any non-monetary, injunctive, equitable or similar relief against any Parent Party or (C) contains an admission of wrongdoing or Liability by an Parent Party or any of its Representatives). Without limiting the generality of the foregoing, in no event shall Parent, any of the Parent Parties or any of their respective Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent.

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ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) There shall not be any Proceeding pending by or before any Governmental Authority in which a Governmental Authority is a party, nor shall there be any Order or Law in effect that restrains, enjoins, prevents, prohibits or make illegal the consummation of the Merger;

(b) The Merger and each of the Parent Proposals (other than the Parent Proposals described in Section 7.4(e)(v)-(viii)) have been approved by the applicable Parent Required Vote in accordance with the provisions of Parent’s Organizational Documents and the DGCL;

(c) The Company Stockholder Approval shall have been obtained;

(d) The Parent’s initial listing application in connection with the Transactions shall have been approved by Nasdaq so that immediately following the Merger, Parent satisfies any applicable initial and continuing listing requirements of Nasdaq;

(e) After giving effect to all redemptions of Parent Public Shares pursuant to the Offer, Parent shall have net tangible assets of at least $5,000,001 upon consummation of the Merger;

(f) All consents, approvals and actions of, filings with and notices to any Governmental Authority required to consummate the Transactions shall have been made or obtained; and

(g) The Offer shall have been completed in accordance with the terms hereof and the Proxy Statement.

Section 8.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) The Fundamental Representations (other than Section 3.5(a)) set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, except the Fundamental Representations (other than Section 3.5(a)) made as of an earlier date or time, which need be true and correct only as of such earlier date or time. Section 3.5(a) shall be true and correct in all respects as of the date hereof and as of the Closing Date, except (i) for the portions of Section 3.5(a) made as of an earlier date or time, which need be true and correct only as of such earlier date or time and (ii) for breaches of Section 3.5(a) that, in the aggregate, would not result in a misrepresentation as to securities of the Company valued at less than $100,000. The representations of the Company set forth in this Agreement other than the Fundamental Representations shall be true and correct as of the date hereof and as the Closing Date except (i) for representations and warranties that speak as of a specific date or time, which need be true and correct only as of such date or time and (ii) for breaches of the representations and warranties of the Company set forth in ARTICLE III (other than the Fundamental Representations) that, in the aggregate, would not have a Material Adverse Effect;

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(b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(c) There shall not be any event that is continuing that would individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(d) Parent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth Section 8.2(a), Section 8.2(b) and Section 8.2(c);

(e) The Company Preferred Stock Conversion shall have been consummated;

(f) The Company SAFE Conversion shall have been consummated;

(g) The Company shall have executed and delivered to the Parent a copy of each Transaction Document to which it is a party;

(h) The Stockholders set forth on Schedule 8.2(h) (the “Key Stockholders”) shall have executed and delivered to Parent the Lock-Up Agreement;

(i) Parent shall have received a certificate, signed by an officer of the Company, certifying that true, complete and correct copies of the Organizational Documents of the Company, as in effect on the Closing Date, are attached to such certificate;

(j) Parent shall have received a certificate, signed by an officer of the Company, certifying that true, complete and correct copies of the resolutions of the directors of the Company authorizing the execution and delivery of this Agreement and the other Transaction Documents to which it is a party and performance by the Company of the Transactions, including the Merger, having been duly and validly adopted and being in full force and effect as of the Closing Date, are attached to such certificate;

(k) Parent has received from Parent Investors in the PIPE Financing at least $50,000,000; and

(l) The Company shall have delivered to Parent a certificate of good standing with respect to the Company from State of Delaware and the State of California.

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If the Closing occurs, all Closing conditions set forth in Section 8.1 and Section 8.2 that have not been fully satisfied as of the Closing will be deemed to have been waived by Parent and Merger Sub.

Section 8.3. Conditions to Obligation of the Company. The obligation of the Company and the Stockholders to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of Parent and Merger Sub (other than Section 4.5(a)) set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date, except for (i) representations and warranties (other than Section 4.5(a)) made as of an earlier date or time, which need be true and correct only as of such earlier date or time and (ii) for breaches of the representations and warranties of Parent and Merger Sub set forth in ARTICLE IV that, in the aggregate, would not have a Material Adverse Effect. Section 4.5(a) shall be true and correct in all respects as of the date hereof and as of the Closing Date, except (i) for the portions of Section 4.5(a) made as of an earlier date or time, which need be true and correct only as of such earlier date or time and (ii) for breaches of Section 4.5(a) that, in the aggregate, would not result in a misrepresentation as to securities of Parent valued at less than $100,000.

(b) Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

(c) There shall not be any event that is continuing that would individually, or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(d) Company shall have received a certificate, signed by the chief executive officer or chief financial officer of Parent, certifying as to the matters set forth Section 8.3(a), Section 8.3(b) and Section 8.3(c);

(e) Parent shall have executed and delivered to the Company copy of each Transaction Documents to which it is a party;

(f) Parent shall have delivered to the Company a certificate, signed by an officer of the Company, certifying true, complete and correct copies of (i) the resolutions duly adopted by the applicable Parent Required Vote at the Parent Stockholder Meeting and by the sole stockholder of the Merger Sub approving the Merger and the consummation of the Transactions contemplated by this Agreement and the other Transaction Documents; (ii) certified copies of the resolutions duly adopted by Parent’s board of directors and Merger Sub’s board of directors authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and performance by Parent and the Merger Sub of the Transactions, including the Merger, each having been duly and validly adopted and being in full force and effect as of the Closing Date; and (iii) written resignations, in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by (X) all officers of Parent and (Y) all persons serving as directors of Parent immediately prior to the Closing;

(g) Parent shall have delivered to the Company a certificate, signed by an officer of Parent, certifying that true, complete and correct copies of the Organizational Documents of Parent and Merger Sub, as in effect on the Closing Date, are attached to such certificate;

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(h) Parent shall have delivered to the Company certificates of good standing with respect to Parent and Merger Sub from their respective applicable jurisdictions of incorporation;

(i) Parent and the Key Stockholders shall have entered into a registration rights agreement in substantially the form attached hereto as Exhibit G;

(j) A supplemental listing application shall have been filed with Nasdaq as of the Closing Date to list the shares constituting the Merger Consideration and the PIPE Financing and such listing shall have been approved by Nasdaq, subject to official notice of issuance;

(k) Except for shares of Parent Common Stock (i) issued pursuant to the PIPE Financing, and (ii) to be issued pursuant to this Agreement, from the date of this Agreement through the Closing, no shares of Parent Common Stock shall have been issued to any Person in an amount or on terms other than those approved with the prior written consent of the Company;

(l) The Company shall have received the Resignation Letters of each of the directors (other than Suying Liu) and each of the officers of Parent;

(m) Each of the Parent Proposals described in Section 7.4(e) (other than the Parent Proposals described in Section 7.4(e)(i)-(iv)) have been approved by the applicable Parent Required Vote in accordance with the provisions of Parent’s Organizational Documents and the DGCL; and

(n) The Parent board of directors shall have adopted and approved the Parent Amended and Restated Bylaws.

If the Closing occurs, all Closing conditions set forth in Section 8.1 and Section 8.3 that have not been fully satisfied as of the Closing will be deemed to have been waived by Company.

ARTICLE IX

TERMINATION

Section 9.1. Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors;

(b) by Parent, if any of the representations or warranties of the Company set forth in ARTICLE III shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 8.2(a), Section 8.2(b) or Section 8.2(c) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by Parent) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to the Company; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.

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(c) by the Company, if any of the representations or warranties of Parent or Merger Sub set forth in ARTICLE IV shall not be true and correct or if either Parent or Merger Sub has failed to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 8.3(a) or Section 8.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Company) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to Parent; provided that the Company is not then in breach of this Agreement so as to cause the conditions to Closing set forth in Section 8.3(a) or Section 8.3(b) from being satisfied;

(d) by either the Company or Parent:

(i) on or after August 31, 2021 (the “Outside Date”), if the Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 9.1(d)(i) shall not be available to a Party if the failure of the Merger to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; and

(ii) if any Order having the effect set forth in Section 8.1 shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.1(d)(ii) shall not be available to a Party if such Order was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(e) by the Company, if any of the Parent Proposals shall fail to receive the applicable Parent Required Vote for approval at the Parent Stockholder Meeting (unless such Parent Stockholder Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); and

(f) by Parent, if the Company Stockholder Approval shall not have been obtained within five (5) Business Days of the delivery to the Company Stockholders of the prospectus that is part of the Form S-4.

Section 9.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1 (other than termination pursuant to Section 9.1(a)), written notice thereof shall be given by the Party desiring to terminate to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall following such delivery become null and void, ARTICLE IX and this Section 9.2), and there shall be no Liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates; provided, however, that nothing in this Agreement will relieve any Party from Liability for any fraud, intentional misrepresentation or willful breach or willful misconduct. For avoidance of doubt, the termination of this Agreement shall not affect the obligations of Parent or its Affiliates under the Non-Disclosure Agreement.

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ARTICLE X

MISCELLANEOUS

Section 10.1. Amendment or Supplement. This Agreement may only be amended or supplemented by written agreement signed by each of the Parties.

Section 10.2. Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any Party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Party hereto, (b) extend the time for the performance of any of the obligations or acts of any other Party hereto or (c) waive compliance by the other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

Section 10.3. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 10.3 shall be null and void.

Section 10.4. Counterparts; Facsimile; Electronic Transmission. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

Section 10.5. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Transaction Documents (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof and (b) are not intended to and shall not confer any rights upon any Person other than the Parties.

Section 10.6. Governing Law. This Agreement, and all claims or causes of action that may be based upon, arise out of, or related to this Agreement, the Transactions or the negotiation, execution or performance of this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

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Section 10.7. Specific Enforcement.

(a) The Parties hereby agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger or the other Transactions) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the Parties agree that each Party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in accordance with Section 10.8, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy).

(b) Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order or injunction.

Section 10.8. Consent to Jurisdiction. The Parties agree to submit any matter or dispute resulting from or arising out of the execution, performance, interpretation, breach or termination of this Agreement to the non-exclusive jurisdiction of federal or state courts within the State of Delaware. Each of the Parties agrees that service of any process, summons, notice or document in the manner set forth in Section 10.9 hereof or in such other manner as may be permitted by Law, shall be effective service of process for any Proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 10.8. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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Section 10.9. Notices. Except as otherwise permitted by Section 2.1, Section 2.2, Section 5.1 and Section 6.1, all notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), by 5:00 PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery, (b) when sent by email (with written confirmation of transmission) if by 5:00 PM Eastern Time on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such written confirmation; (c) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepared; or (d) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Parties pursuant to this Section 10.9):

If to Parent or Merger Sub:

Mountain Crest Acquisition Corp. II
311 West 43rd Street, 12th Floor
New York, New York
Attention: Suying Liu
E-mail: sliu@mcacquisition.com

with a copy to (which shall not constitute notice):

Loeb & Loeb
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
E-mail: mnussbaum@loeb.com

If to the Company:

Better Therapeutics, Inc.
548 Market Street, #49404
San Francisco, CA 94104
Attention: Kevin Appelbaum
E-mail: Kevin@bettertx.com

with a copy to (which shall not constitute notice):

Goodwin Procter LLP
100 Norther Avenue

Boston, MA 02210
Attention: Arthur R. McGivern and Heidi Mayon
E-mail: AMcGivern@goodwinlaw.com; HMayon@goodwinlaw.com

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Section 10.10. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 10.11. Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a Party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 10.12. Waiver. The Company understands that the Parent has established the Trust Account for the benefit of the Public Stockholders and the underwriters of the IPO pursuant to the Trust Agreement and that Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement and the Parent Organizational Documents. For and in consideration of the Parent agreeing to enter into this Agreement, the Company and the Stockholders hereby agree that they do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agree that they will not seek recourse against the Trust Account for any claim they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Parent.

Section 10.13. Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, as to any Person, any (i) officer or director of such Person, (ii) spouse, parent, sibling or descendant (including adopted or stepchildren) of such Person (or a spouse, parent, sibling or descendant (including adopted or stepchildren) of any director or officer of such Person), and (iii) any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall include the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Alternative Transaction” mean any of the following transactions involving the Company or the Parent (other than the transactions contemplated by this Agreement): (i) any merger, acquisition consolidation, recapitalization, share exchange, business combination or other similar transaction, public investment or public offering, or (ii) any sale, lease, exchange, transfer or other disposition of a majority of the assets of such Person (other than sales of inventory or obsolete equipment in the Ordinary Course) or any class or series of the capital stock, membership interests or other equity interests of the Company or Parent in a single transaction or series of transactions (other than the PIPE Financing or the issuance of Company SAFEs).

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“Assets” means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned, leased, subleased or licensed by such Person.

“Business Day” means a day except a Saturday, a Sunday or any other day on which the Securities and Exchange Commission or banks in the City of New York are authorized or required by Law to be closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, P.L. 116-136 (2020).

“Cash” means (i) cash or cash equivalents on hand or in the bank account of the Company (including deposits in transit and restricted cash) less outstanding checks or other pending payments, (ii) demand deposits, amounts held in money market funds or similar accounts of the Company and (iii) any highly liquid investments with original maturities of 90 days or less of the Company, in each case excluding cash, cash equivalents or investments attributable to funds held for the benefit or on behalf of any client or customer.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Option” means any option to purchase shares of Company Common Stock issued under the Company Stock Plan, whether vested or unvested.

“Company Restricted Stock” means any shares of Company Common Stock issued pursuant to Restricted Stock Agreements that are unvested or subject to a risk of forfeiture or repurchase option in favor of the Company.

“Company SAFEs” mean each of the Simple Agreement for Future Equity by and between the Company and the purchaser named therein, whether outstanding as of the date hereof or to be issued after the date hereof and before the Closing, as amended.

“Company Stock Plan” means the Company’s 2020 Stock Option and Grant Plan, as amended from time to time.

“Company Transaction Expenses” means all costs, fees and expenses paid by the Company prior to the Net Debt Calculation Date in connection with the Transactions, including the preparation, negotiation, execution and delivery of this Agreement and the consummation of the Transactions, in each case, including any amounts payable to financial, tax, accounting and legal advisors, brokers or consultants.

“Contracts” means any and all written and oral agreements, contracts, deeds, arrangements, purchase orders, binding commitments and understandings, and other instruments and interests therein, and all amendments thereof.

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“COVID-19 Law” shall mean the CARES Act, the Families First Coronavirus Response Act of 2020 or any other Law intended to address the consequences of COVID-19.

“Disclosure Schedules” means the Disclosure Schedules delivered to Parent on the date hereof.

“Environmental and Safety Requirements” means all Laws and Orders concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDA” means the U.S. Food and Drug Administration.

“Fundamental Representations” means the representations and warranties of the Company set forth in Section 3.1 (Organization, Qualification and Standing), Section 3.2 (Authority; Enforceability), Section 3.3 (Consents; Required Approvals), Section 3.4 (Non-Contravention), Section 3.5(a) (Capitalization), and Section 3.26 (Brokers and Other Advisors).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any United States or non-United States government entity, body or authority, including (i) any United States federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (ii) any non-United States government or governmental authority or any political subdivision thereof, (iii) any United States or non-United States regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, or (iv) any official of any of the foregoing acting in such capacity.

“Health Care Laws” means any and all Laws of any Governmental Authority pertaining to health regulatory matters applicable to the business of the Company, including (a) the Federal Food, Drug & Cosmetic Act (FDC Act) (21 U.S.C. §§ 301 et seq.) and the regulations promulgated thereunder; (b) requirements of Law relating to the manufacturing, labeling or, packaging, marketing, sale, or distribution of drugs or medical devices, including laws governing license requirements for any of the foregoing activities; (c) fraud and abuse (including the following Laws: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the Civil False Claims Act (31 U.S.C. § 3729 et seq.) and the Criminal False Claims Act (18 U.S.C.§ 287); the Stark Law (42. U.S.C. §1395nn); Sections 1320a-7, 1320a-7a and 1320a-7b of Title 42 of the United States Code; the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); (b) Medicare, Medicaid, TRICARE or other governmental health care or payment program (including but not limited to Title XVIII and Title XIX of the Social Security Act); (c) quality, safety certification and accreditation standards and requirements; (d) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; and (e) any other Law or regulation of any Governmental Authority which regulates kickbacks, patient or Health Care Program reimbursement, Health Care Program claims processing, medical record documentation requirements, the hiring of employees or acquisition of services or products from those who have been excluded from governmental health care programs or any other aspect of providing health care applicable to the operations of the Company.

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“HIPAA” has the meaning set forth in the definition of “Privacy Laws”.

“Indebtedness” means without duplication, the following obligations of a Person, whether or not contingent, in respect of: (a) any indebtedness for borrowed money, (b) any obligation evidenced by bonds, debentures, notes, or other similar instruments, (c) any reimbursement obligation with respect to mortgages, letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities issued for the account of the Company (inclusive of any current portion thereof), (d) any unfunded or underfunded liabilities pursuant to any retirement or nonqualified deferred compensation plan or arrangement and any earned but unpaid compensation (including salary, bonuses and paid time off) for any period prior to the Closing Date; and (e) any obligation of the type referred to in clauses (a) through (d) of another Person the payment of which the Company has guaranteed or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor or guarantor. For purposes of calculating “Indebtedness”, any amount that is conditioned upon the Closing shall be included in the calculation of Indebtedness as though the Closing occurred immediately prior to such calculation. For the avoidance of doubt, Indebtedness shall not include any deferred revenue of the Company or any Taxes.

“Insiders” means the Parent’s Sponsor, officers, directors and any holder of Parent Common Stock set forth on Schedule 10.13(b).

“Intellectual Property” means all of the worldwide intellectual property and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: (a) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b)  discoveries, inventions, ideas, Know-How, systems, technology, whether patentable or not, and all issued patents, industrial designs, and utility models, and all applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, counterparts, extensions, validations, and other extensions of legal protestation pertaining thereto; (c) trade secrets and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof; (d) software; (e) copyrights in writings, designs, software, mask works, content and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing; (f) data and databases; (g) internet websites, domain names and applications and registrations pertaining thereto.; and (h) social media accounts, and all content contained therein.

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“IP Contracts” means, collectively, any and all Contracts under which the Company (i) is granted a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) in or to any Intellectual Property of a third Person, (ii) grants a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) to a third Person in or to any Owned Intellectual Property or (iii) has entered into an agreement not to assert or sue with respect to any Intellectual Property (including settlement agreements and co-existence arrangements), in each case excluding (A) non-exclusive licenses and subscriptions to commercially available software or technology used for internal use by the Company, with a dollar value individually not in excess of $150,000, (B) any Contract related to Public Software, or (C) any Contract under which the Company licenses any of the Owned Intellectual Property in the Ordinary Course.

“IPO” means the initial public offering of the Parent pursuant to a prospectus dated January 7, 2021 (the “Prospectus”).

“Know-How” means all information, unpatented inventions (whether or not patentable), improvements, practices, algorithms, formulae, trade secrets, techniques, methods, procedures, knowledge, results, protocols, processes, models, designs, drawings, specifications, materials and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products.

“Knowledge” means, (a) in the case of any Person other than the Company that is not an individual, with respect to any matter in question, the actual knowledge, after due inquiry, of such Person’s executive officers and (b) in the case of the Company, the actual knowledge, after due inquiry, of the persons set forth on Schedule 10.13(c).

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, rule or regulation, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liability” means any liability, obligation or commitment of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Licensed Intellectual Property” means all Intellectual Property of a third Person that is licensed to the Company.

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, third-party-claim, encroachment, encumbrance, right-of-way, option, or other similar arrangement or interest in real or personal property, but excluding Intellectual Property licenses and covenants not to sue.

“Losses” mean any claims, losses, royalties, Liabilities, damages, deficiencies, interest and penalties, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any Proceeding).

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“Material Adverse Effect” means any change, development, circumstance, effect, event or fact that has had, or would reasonably be expected to have, a material adverse effect upon the financial condition, business, liabilities or results of operations of the Company, taken as a whole; provided, however, that any change, development, circumstance, effect, event or fact arising from or related to: (i) conditions affecting the economy, financial, credit, debt, capital, or securities markets generally (including with respect to or as a result of COVID-19), (ii) global, national or regional political conditions, including national or international hostilities, acts of terror or acts of war, sabotage or terrorism or military actions or any escalation or worsening of any hostilities, acts of war, sabotage or terrorism or military actions, (iii) changes or proposed changes in GAAP, (iv) changes or proposed changes in any Law or other binding directives issued by any Governmental Authority, (v) general conditions in the industry in which the Company operates (including with respect to or as a result of COVID-19), (vi) actions or omissions taken by Parent or its Affiliates, (vii) actions or omissions taken by the Company that is required by this Agreement or any Transaction Document or taken with the prior written consent of Parent, (viii) the public announcement of the Transactions or the identity of Parent or the Company in connection with the Transaction, (ix) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, (x) pandemics, earthquakes, hurricanes, tornados or other natural disasters, (xi) the failure by the Company to take any action that is prohibited by this Agreement unless Parent has consented in writing to the taking thereof, or (xii) any change or prospective change in the Company credit ratings, shall not be taken into account in determining whether a “Material Adverse Effect” has occurred, unless, such change, development, circumstance, effect, event or fact has a disproportionate effect on the Company, taken as a whole, compared to other Persons in the industry or geographic regions in which the Company conducts business.

“Merger Consideration” means the issuance of 15,000,000 shares of Parent Common Stock (as such number of shares may be increased or decreased pursuant to Section 2.2), which shares of Parent Common Stock shall have a deemed price per share of $10.00.

“Nasdaq” means The Nasdaq Capital Market.

“Net Debt” means, without duplication, (i) the amount outstanding under the Paycheck Protection Program Loan Promissory Note dated May 9, 2020 issued by Celtic Bank Corporation, minus (ii) the Cash of the Company, in each case, as of the Net Debt Calculation Date.

“Non-Disclosure Agreement” means that certain non-disclosure agreement, dated as of February 4, 2021, by and between the Company and Parent.

“Optionholder” means the holder of any Company Options.

“Order” means any order, decision, ruling, charge, writ, judgment, injunction, decree, stipulation, award or binding determination issued, promulgated or entered by or with any Governmental Authority.

“Ordinary Course” means in the ordinary course of business of the Person, consistent with past practice before the date hereof.

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“Organizational Documents” means the certificate or articles of incorporation and bylaws of a Person, as in effect from time to time including any amendments thereto.

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company.

“Parent Common Stock” means the shares of common stock, par value $0.0001 per share of Parent.

“Parent Financial Statements” means the audited financial statements of the Parent as of October 16, 2020 or the period from July 31, 2020 (inception) through October 16, 2020.

“Parent Material Adverse Effect” means any change, development, circumstance, effect, event or fact that has had, or would reasonably be expected to have, a material adverse effect upon the financial condition, business, liabilities or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that any change, development, circumstance, effect, event or fact arising from or related to: (i) conditions affecting the economy, financial, credit, debt, capital, or securities markets generally (including with respect to or as a result of COVID-19), (ii) global, national or regional political conditions, including national or international hostilities, acts of terror or acts of war, sabotage or terrorism or military actions or any escalation or worsening of any hostilities, acts of war, sabotage or terrorism or military actions, (iii) changes or proposed changes in GAAP, (iv) changes or proposed changes in any Law or other binding directives issued by any Governmental Authority, (v) general conditions in the industry in which Parent and its Subsidiaries operate (including with respect to or as a result of COVID-19), (vi) actions or omissions taken by the Company or its Affiliates, (vi) actions or omissions taken by Parent or any of its Subsidiaries that is required by this Agreement or any Transaction Document or taken with the prior written consent of the Company, (vii) the public announcement of the Transactions or the identity of Parent or the Company in connection with the Transaction, (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, (ix) pandemics, earthquakes, hurricanes, tornados or other natural disasters, (x) the failure by Parent to take any action that is prohibited by this Agreement unless the Company has consented in writing to the taking thereof, or (xi) any change or prospective change in Parent or any of its Subsidiaries credit ratings, shall not be taken into account in determining whether a “Parent Material Adverse Effect” has occurred, unless, such change, development, circumstance, effect, event or fact has a disproportionate effect on Parent and its Subsidiaries, taken as a whole, compared to other Persons in the industry or geographic regions in which Parent or its Subsidiaries conducts business.

“Parent Public Shares” means the shares of Parent Common Stock issued as a component of the Parent Units.

“Parent Public Stockholders” the stockholders of Parent who purchased Parent Units in the IPO.

“Parent Right” means the right to receive one-tenth (1/10) of a share of Parent Common Stock included as component of the Parent Units.

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“Parent Stockholder Meeting” the meeting of stockholders of Parent Common Stock to be called for the purpose of soliciting proxies from the stockholders of Parent Common Stock to, among other things, vote in favor of the adoption of this Agreement, the approval of the Merger and the Parent Proposals.

“Parent Unit” means a unit of the Parent comprised of (a) one share of Parent Common Stock, and (b) one Parent Right.

“Permit” means any permit, license, authorization, registration, franchise, approval, consent, certificate, variance and similar right obtained, or required to be obtained for the conduct of the Company’s business as currently conducted, from any Governmental Authority.

“Permitted Liens” means only (a) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which appropriate and adequate reserves have been created in the applicable financial statements; (b) workers or unemployment compensation Liens arising in the Ordinary Course; (c) mechanic’s, materialman’s, supplier’s, vendor’s or similar Liens arising in the Ordinary Course securing amounts that are past due and being contested in good faith, and for which appropriate and adequate reserves have been created in the applicable financial statements, or not delinquent; (d) zoning ordinances, easements and other restrictions of legal record affecting real property which would be revealed by a survey or a search of public records and would not, individually or in the aggregate, materially interfere with the value or usefulness of such real property to the respective businesses of the Company as presently conducted; (e) title of a lessor under a capital or operating lease; (f) Liens arising under Indebtedness to be paid at Closing; (g) Liens imposed by applicable securities Laws; (h) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair or interfere with the current use of the Company’s Assets that are subject thereto; and (i) rights of first refusal, rights of first offer, proxy, voting trusts, voting agreements or similar arrangements.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, joint stock company, joint venture, a trust or any other entity, including a Governmental Authority.

“Personal Data” means, with respect to any natural Person, such Person’s name, street address, telephone number, e-mail address, photograph, social security number, tax identification number, driver’s license number, passport number, credit card number, bank account number and other financial information, customer or account numbers, account access codes and passwords, any other information that allows the identification of such Person or enables access to such Person’s financial information or that is defined as “personal data,” “personally identifiable information,” “personal information,” “protected health information” or similar term under any applicable Privacy Laws.

“Privacy Laws” means all applicable United States state and federal Laws, and the laws of applicable jurisdictions, relating to privacy and protection of Personal Data and/or Protected Health Information, including the General Data Protection Regulation, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); the Health Information Technology for Economic and Clinical Health Act;; and any and all similar state and federal Laws relating to privacy, security, data protection, data availability and destruction and data breach, including security incident notification.

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“Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation before or by a Governmental Authority or an arbitrator.

“Protected Health Information” has the meaning given to such term under HIPAA, including all such information in electronic form.

“Public Software” means any software that (i) is made generally available to the public without requiring payment of fees or royalties, (ii) is generally considered to be “copyleft”, “open source” or “public software”, including software distributed or made available via the GNU General Public License (GPL) or Lesser/Library GPL (LGPL), the Artistic License (e.g., PERL), the Mozilla Public License, the Netscape Public License, the BSD License, the Sun Community Source License (SCSL) or Industry Source License (SISL), the Apache License or any license or distribution model similar to the foregoing, or (iii) requires as a condition of use, modification or distribution that any other software distributed therewith be disclosed, licensed or distributed in source code form, be redistributable at no charge or be licensed for the purpose of making derivative works.

“Representative” means, with respect to any Person, each of such Person’s Affiliates and its and their directors, officers, and employees, shareholders (if such Person is a corporation, a company limited by shares or similar entity), participants or members (if such Person is a limited liability company or similar entity), partners (if such person is a partnership or similar entity), attorneys-in-fact, financial advisers, counsel, and other agents and third-party representatives, including independent contractors such as sales representatives, consultants, intermediaries, contractors, and distributors and anyone acting on behalf of the Person.

“Restricted Stock Holder” means the holder of any Company Restricted Stock.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sensitive Data” means all confidential information, classified information, proprietary information, trade secrets and any other information, the security or confidentiality of which is protected by Law or Contract, that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by the Company. Sensitive Data also includes Personal Data which is held, stored, collected, transmitted, transferred (including cross-border transfers), disclosed, sold or used by the Company.

“Stockholders” means the holders of Company Common Stock and Company Preferred Stock.

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“Subsidiary” when used with respect to any Party, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Party in such Party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Party or one or more Subsidiaries of such Party or by such Party and one or more Subsidiaries of such Party.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, utility, unemployment compensation, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties, whether disputed or not.

“Tax Return” means all returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment, claim for refund or collection of any Tax, including any amendment or attachment thereto.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Support Agreements, the Lock-up Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby.

“Transactions” refers collectively to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including the Merger and the transactions contemplated thereby.

Section 10.14. Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and all rules and regulations promulgated thereunder, unless the context requires otherwise. References to a Person are also to its permitted successors and assigns. The word “or” shall not be exclusive. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. All references to “$” or “dollars” shall mean United States Dollars.

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(b) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 10.15. Publicity. Except as required by any Governmental Authority or Law including any applicable securities Law or stock exchange rule, in which case the party making the announcement shall use commercially reasonable efforts to consult with the other party in advance as to its form, content and timing, or as contemplated by this Agreement, the Parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the Transactions without the prior approval of the other Party hereto, which approval shall not be unreasonably withheld. If a Party is required to make such a disclosure as required by Law, the Parties will use their commercially reasonable efforts to cause a mutually agreeable release or public disclosure to be issued.

Section 10.16. Nonsurvival of Representations. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no Liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring on or after the Closing and (b) this Section 10.16.

[signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

MOUNTAIN CREST ACQUISITION CORP. II

By:	/s/Suying Liu
Name: Suying Liu
Title: Chief Executive Officer

MCAD MERGER SUB INC.

By:	/s/ Suying Liu
Name: Suying Liu
Title: President

BETTER THERAPEUTICS, INC.

By:	/s/Kevin Applebaum
Name: Kevin Applebaum
Title: President and Chief Executive Officer